Exhibit 10.1
AMENDMENT NO. 1
THIS AMENDMENT NO. 1 (this “Agreement”), dated as of March 23, 2023, is entered into among PPG INDUSTRIES, INC., a Pennsylvania corporation (the “Borrower”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto, are party to the Amended and Restated Five Year Credit Agreement, dated as of August 30, 2019 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Credit Agreement”); and
WHEREAS, certain loans, commitments and/or other extensions of credit (the “Revolving Credit Advances”) under the Credit Agreement denominated in Dollars (the “Affected Currency”) incur or are permitted to incur interest, fees or other amounts based on the London interbank offered rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement;
WHEREAS, pursuant to Section 2.07(b) of the Credit Agreement, the Administrative Agent has determined that one or more of the circumstances set forth in clause (ii)(w) through (z) of Section 2.07(b) of the Credit Agreement have occurred and that LIBOR for the Affected Currency should be replaced with an alternate rate of interest for all purposes under the Credit Agreement and any Loan Document, and such other related changes as may be applicable, and such changes shall become effective, when this Agreement is executed and delivered by the Administrative Agent and the Borrower, without any further action or consent of any other party to the Credit Agreement, so long as the Administrative Agent has not received, within five (5) Business Days after the date a copy of this Agreement is provided to the Lenders (the “Objection Deadline”), written notice from the Required Lenders stating that such Required Lenders object to this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2.    Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:

double-underlined text
) as set forth in the pages attached as Exhibit A hereto. Exhibit B-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth in the pages attached as Exhibit B hereto.
3.    Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable and documented fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent.

4.    Conditions Precedent. This effectiveness of this Agreement is subject to the satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “Amendment Effective Date”):
(a)     The Administrative Agent (or its counsel) shall have received from the Borrower either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall not have received, by the Objection Deadline, written notice from the Required Lenders stating that such Required Lenders object to this Agreement.
(c)    The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the Amendment Effective Date (or true and correct in all material respects as of a specified date, if earlier).
(d)    No Default or Event of Default shall have occurred and be continuing.
5.    Representations and Warranties. The Borrower represents and warrants to the Administrative Agent that, as of the date hereof:
(a)this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) implied covenants of good faith and fair dealing; and
(b)the execution, delivery and performance by the Borrower of this Agreement will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrower, (B) the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower is a party or by which any of its or any of its property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or this clause (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired the Borrower, other than the Liens permitted under Section 5.02(c) of the Credit Agreement.

(c)At the time of and immediately after effectiveness of this Agreement, no Default or Event of Default shall have occurred and be continuing.

6.     Reaffirmation; Reference to and Effect on the Loan Documents.

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(a)From and after the Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Agreement. This Agreement is a Loan Document.
(b)The Loan Documents, and the obligations of the Borrower under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(c)The Borrower (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, and (iv) agrees that the Loan Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever. The Borrower hereby reaffirms its obligations under the Credit Agreement and agrees that its obligation to guarantee the Guaranteed Obligations is in full force and effect as of the date hereof.
(d)The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(e)In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
7.    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.

(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.

(b)    EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.12 AND 9.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
8.    Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower and the Administrative Agent. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such
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provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.     Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

10.     Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.02 of the Credit Agreement.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:    PPG INDUSTRIES, INC.

By: /s/ John A. Jankowski
Name: John A. Jankowski
Title: Vice President and Treasurer
ADMINISTRATIVE AGENT:    JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By: /s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

EXHIBIT A

Conformed Credit Agreement

EXECUTION VERSION
U.S. $2,200,000,000
AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT
Dated as of August 30, 2019, among
PPG INDUSTRIES, INC.
as Borrower
and
THE OTHER BORROWERS PARTY HERETO
and
THE INITIAL LENDERS NAMED HEREIN
and
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
and
BNP PARIBAS,
CITIBANK, N.A.,
MUFG BANK, LTD. and
PNC BANK, NATIONAL ASSOCIATION
as Co-Syndication Agents
and
JPMORGAN CHASE BANK, N.A.,
BNP PARIBAS SECURITIES CORP.,
CITIBANK, N.A.,
MUFG BANK, LTD. and
PNC CAPITAL MARKETS LLC
as Co-Lead Arrangers and Co-Bookrunners
and
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,

BANCO SANTANDER, S.A., NEW YORK BRANCH,
BANK OF AMERICA, N.A.,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
DEUTSCHE BANK AG NEW YORK BRANCH,
GOLDMAN SACHS BANK USA,
HSBC BANK USA, NATIONAL ASSOCIATION,
INTESA SAOPAOLO S.P.A., NEW YORK BRANCH,
MIZUHO BANK, LTD.,
SOCIETE GENERALE,
SUMITOMO MITSUI BANKING CORPORATION,
TD BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Documentation Agents

TABLE OF CONTENTS

ii

Schedules
Schedule I    -     List of Pre-Approved Designated Subsidiaries
Schedule 2.01    -    Commitments
Exhibits
Exhibit A     -    Form of Note
Exhibit B-1     -    Form of Notice of Revolving Credit Borrowing
Exhibit B-2     -    Form of Designation of Existing Letters of Credit
Exhibit C     -    Form of Assignment and Acceptance
Exhibit D     -    Form of Designation Letter
Exhibit E-1     -    Form of Opinion of Counsel for PPG
Exhibit E-2     -    Form of Opinion of K&L Gates LLP
Exhibit E-3     -    Form of Opinion of Special Counsel for a Designated Subsidiary

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AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT

Dated as of August 30, 2019

This agreement is among PPG INDUSTRIES, INC., a Pennsylvania corporation (“PPG”), each Subsidiary of PPG who becomes a borrower hereunder pursuant to Section 9.14 (collectively with PPG, the “Borrowers” and each, a “Borrower”) the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent for the Lenders, MUFG BANK, LTD. (“MUFG”), BNP PARIBAS, CITIBANK, N.A. and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as co-syndication agents, and JPMORGAN CHASE BANK, N.A., MUFG, BNP PARIBAS SECURITIES CORP., CITIBANK, N.A. (“Citi”) and PNC CAPITAL MARKETS LLC, as co-lead arrangers and co-bookrunners.
WHEREAS, PPG, the Administrative Agent and the lenders party thereto (the “Existing Lenders”) entered into a Five Year Credit Agreement dated as of December 18, 2015 (as amended, supplemented or otherwise modified, and as in effect immediately before giving effect to, the amendment and restatement thereof contemplated hereby to occur on and as of the Effective Date, the “Existing Credit Agreement”);
WHEREAS, PPG has requested that the Existing Lenders, the other Lenders party hereto and the Administrative Agent, as applicable, agree to amend and restate the Existing Credit Agreement in its entirety pursuant to this Agreement, and the Existing Lenders, the other Lenders party hereto and the Administrative Agent are willing to do so, on the terms and subject to the conditions contained herein;
WHEREAS, JPMCB and the other Lenders party hereto constitute the Administrative Agent and the Lenders, as applicable, under (and each as defined in) the Existing Credit Agreement immediately prior to the Effective Date for purposes of Section 9.01 of the Existing Credit Agreement and have consented to such amendment and restatement of the Existing Credit Agreement;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree that the Existing Credit Agreement shall, upon the satisfaction of the conditions precedent specified in Section 3.01 on the Effective Date, be amended and restated in its entirety to read as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Additional Commitment Lender” means (a) a Lender or (b) any other Person, in each case that agrees to provide a Commitment or (in the case of a Lender) agrees to increase the amount of its Commitment, in each case pursuant to Section 2.04(b) or 2.04(c), with the consent of the Administrative Agent and each Issuing Lender (such consent in each case not to be unreasonably withheld).
“Adjusted Daily Simple SOFR” means, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance” means a Revolving Credit Advance.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
“Agent’s Account” means (a) in the case of Advances denominated in Dollars, the account of the Administrative Agent maintained by the Administrative Agent at JPMCB at its office at 500 Stanton Christiana Road, Ops Building 2, 3rd Floor, Newark, Delaware 19713-2107, Account No. 9008113381H0612, ABA 021000021, Attention: Loan & Agency Group or (b) such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrowers and the Lenders for such purpose.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any of such Borrower’s Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to any Advance made or to be made by any Lender to any Borrower, any domestic or foreign branch or Affiliate of such Lender selected by such Lender at its option to make such Advance; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Advance in accordance with the terms of this Agreement.
“Applicable Margin” means (a) in the case of Base Rate Advances, a rate per annum equal to the Applicable Rate minus 1% (but in no event less than zero) and (b) in the case of Term Benchmark Advances and RFR Advances, a rate per annum equal to the Applicable Rate.
“Applicable Rate” shall be determined for any date by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Commitment Fee	Applicable Rate
≥ A+/A1	0.060%	0.750%
A/A2	0.070%	0.875%
A-/A3	0.090%	1.000%
BBB+/Baa1	0.110%	1.125%
≤BBB/Baa2	0.125%	1.250%

“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., BNP Paribas Securities Corp., Citi and PNC Capital Markets LLC, each in its capacity as a co-lead arranger and co-bookrunner hereunder.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent and PPG, PPG’s consent not to be unreasonably withheld or delayed.
“ASU 2016-02” has the meaning specified in Section 1.03.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (v) of Section 2.07(f).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or the exercise of control over such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm its obligations hereunder.
“Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(h) or 6.01(i) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, as the case may be. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.07(f) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.07(f)(ii)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. When used in reference to any Borrowing, “Base Rate” refers to whether the Advances comprising such Borrowing bear interest at a rate determined by reference to the Base Rate.
“Base Rate Advance” means a Revolving Credit Advance denominated in Dollars that bears interest as provided in Section 2.06(a)(i).
“Benchmark” means, initially, with respect to any (i) RFR Advance, the Daily Simple SOFR or (ii) Term SOFR Advance, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) of Section 2.07(f).
“Benchmark Replacement” means, for any Available Tenor: the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable

Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Advance, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(f) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(f).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning specified in the introductory paragraph hereof.
“Borrowing” means a Revolving Credit Borrowing.
“Business Day” means, (a) with respect to an Advance denominated in Dollars, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (i) in relation to RFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Advances, or any other dealings of such RFR Advances and (ii) in relation to Term SOFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such Advance referencing such Term SOFR Advances or any other dealings of such Term SOFR Advances, any such day that is only a U.S. Government Securities Business Day, and (b) with respect to an Advance denominated in Euros, means a day of the year on which TARGET is open.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Law” the occurrence, after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by any Person controlling such Lender or such Issuing Lender, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any central bank or other Governmental Authority including, without limitation, any agency of the European Union or similar monetary or multinational authority made or issued after such date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Citi” has the meaning specified in the introductory paragraph hereof.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Commitment” means as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 hereto or (b) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d), as such amount may be terminated, reduced, increased or extended pursuant to Section 2.04.
“Confidential Information” means any and all information and data of PPG and any of PPG’s Subsidiaries that is furnished or otherwise becomes known to any Issuing Lender, the Administrative Agent or any Lender, but does not include any such information that is or becomes generally available to the public (other than as a result of the disclosure thereof by any Issuing Lender, the Administrative Agent or any Lender, or any successor or assignee thereof) or that is or becomes available to such Issuing Lender, the Administrative Agent or such Lender from a source other than PPG that is under no duty or obligation to keep such information or data confidential.
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Subsidiaries” means the subsidiaries of PPG whose accounts are Consolidated with the accounts of PPG in PPG’s Consolidated financial statements prepared in accordance with GAAP.
“Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.07, 2.08 or 2.11.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.19.
“Credit Party” means the Administrative Agent, any Issuing Lender or any Lender.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances, unless such Lender has notified the Administrative Agent in writing within such period that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is a result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified PPG or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or an Issuing Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such requesting party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Designated Subsidiary” means any Wholly-owned Restricted Subsidiary designated after the date of this Agreement for borrowing privileges hereunder pursuant to Section 9.14.
“Designation of Existing Letter of Credit” has the meaning specified in Section 2.17(l).
“Designation Letter” means a letter entered into by a Designated Subsidiary, PPG and the Administrative Agent, in substantially the form of Exhibit D hereto, pursuant to which such Designated Subsidiary shall become a Borrower hereunder in accordance with Section 9.14.
“Disclosed Matters” means the actions, suits and proceedings disclosed or otherwise described in PPG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 or Quarterly Report on Form 10-Q for the three-month period ended June 30, 2019.
“Dollars” and the “$” sign each means lawful currency of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 3.01.
“Eligible Assignee” means any Person approved by (a) the Administrative Agent, (b) each Issuing Lender, and (c) unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07 or unless such Person is a Lender, an Affiliate of the assigning Lender or an Approved Fund, PPG, each such approval referred to in clauses (a), (b) and (c) above not to be unreasonably withheld or delayed; provided, however, that (i) if PPG does not respond to a request to consent for any such approval required by it on or before the fifth Business Day following such request, it shall be deemed to have granted such approval and (ii) none of PPG, any Affiliate of PPG, any Defaulting Lender or any natural person (or any holding company, investment vehicle trust for, or owned and operated for the primary benefit of, a natural person) shall qualify as an Eligible Assignee.
“EMU Legislation” means legislation enacted by the European Union’s Economic and Monetary Union.
“Equivalent” in Dollars of Euro on any date means the equivalent in Dollars of Euro determined by using the quoted spot rate at which the Administrative Agent’s principal office in London offers to exchange Dollars for Euro in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the “Equivalent” in Euro of Dollars means the equivalent in Euro of Dollars determined by using the quoted spot rate at which the Administrative Agent’s principal office in London offers to exchange Euro for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group of which PPG is a member and which is treated as a single employer under Section 414 of the Internal Revenue Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBO Rate” means, with respect to any Eurocurrency Rate Advance for any Interest Period, the rate per annum equal to the Euro interbank offered rate as administered by the Banking Federation of the European Union (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period as displayed on page EURIBOR01 of the Reuters screen that displays such rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) with a term equivalent to such Interest Period. If the EURIBO Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Euro” and the “€” sign each means the lawful currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in EMU Legislation.
“Eurocurrency Rate” means with respect to any Interest Period for Eurocurrency Rate Advances, an interest rate per annum equal to the rate per annum obtained by dividing (i) the EURIBO Rate for such Interest Period by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.
“Eurocurrency Rate Advance” means a Revolving Credit Advance denominated in Euro that bears interest as provided in Section 2.06(a)(iii).
“Eurocurrency Rate Borrowing” means, as to any Borrowing, the Eurocurrency Rate Advances comprising such Borrowing.

“Eurocurrency Rate Reserve Percentage” for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Eurocurrency Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Rate Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Eurocurrency Rate Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Events of Default” has the meaning specified in Section 6.01.
“Existing Credit Agreement” has the meaning specified in the preamble hereof.
“Existing Letter of Credit” has the meaning specified in Section 2.17(l).
“Extended Commitment” has the meaning specified in Section 2.04(c).
“Extended Termination Date” means the First Extended Termination Date and the Second Extended Termination Date.
“Extending Lender” has the meaning specified in Section 2.04(c).
“Extension” has the meaning specified in Section 2.04(c).
“Extension Effective Date” has the meaning specified in Section 2.04(c).
“Extension Request” has the meaning specified in Section 2.04(c).
“Existing Lender” has the meaning specified in the preamble hereof.
“Federal Bankruptcy Code” has the meaning specified in Section 2.17(k).
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“First Extended Termination Date” means the date that is one year after the Original Termination Date (or, if such date is not a Business Day, the immediately preceding Business Day).
“First Extension Lender” means a Lender that is an Extending Lender in respect of the first Extension Request made pursuant to Section 2.04(c) and that, if a second Extension Request has been made pursuant to Section 2.04(c), is not a Second Extension Lender.
“Floor” means an interest rate per annum equal to 0.00%.

“Funded Debt” means all Indebtedness for money borrowed which by its terms matures at or is extendable or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Indebtedness.
“GAAP” has the meaning specified in Section 1.03.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 9.07(h).
“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person, whether directly or indirectly, and including any obligation of such Person, direct or indirect, to purchase or pay such Indebtedness or to purchase any security for the payment of such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.
“Guaranteed Obligations” has the meaning specified in Section 7.01.
“Incumbent Board” has the meaning specified in Section 6.01(g).
“Indebtedness” of any Person at any time means, without duplication, (a) all obligations for money borrowed or raised, all obligations (other than accounts payable and other similar items arising in the ordinary course of business) for the deferred payment of the purchase price of property, and all Capital Lease Obligations of such Person and (b) all Guarantees by such Person.
“Information Memorandum” means the information memorandum dated August 2019 used by the Arrangers in connection with the syndication of the Commitments.
“Initial Lenders” has the meaning specified in the introductory paragraph hereof.
“Interest Payment Date” means (a) with respect to any Base Rate Advance, the last day of each March, June, September and December, (b) with respect to any RFR Advance, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Advance (or, if there is no such numerically corresponding day in such month, then the last day of such month), and (c) with respect to any Term Benchmark Advance, the last day of each Interest Period applicable to the Borrowing of which such Advance is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of an Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period of more than three months’ duration, and the Maturity Date.
“Interest Period” means, initially, for each Term Benchmark Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Term Benchmark Advance or the date of the Conversion of any Base Rate Advance into such Term Benchmark Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, with respect to Term Benchmark Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two (solely in the case of Eurocurrency Rate Advances), three or six months, and (solely in the case of Eurocurrency Rate Advances) subject to clause (c) of this definition, nine months, each as the applicable Borrower may select upon notice received by the Administrative Agent not later than, (i), in the case of Term SOFR Advances, 5:00 A.M. (Chicago time) on the third Business Day prior to the first day of such Interest Period and (ii) in the case of Eurocurrency Rate Advances, 11:00 A.M. (London time) on the third Business Day prior to the first day of such Interest Period, provided, however, that:
(a)    such Borrower may not select any Interest Period that ends after the Original Termination Date; provided that if there are Extended Commitments at any time, such Borrower may select an Interest Period that ends after the Original Termination Date but not after the Extended Termination Date, provided that the terms set forth in Section 2.04(c) are satisfied with respect to the Extension;
(b)    Interest Periods commencing on the same date for Term Benchmark Advances comprising part of the same Revolving Credit Borrowing, as applicable, shall be of the same duration;
(c)    in the case of any such Revolving Credit Borrowing of Eurocurrency Rate Advances, such Borrower shall not be entitled to select an Interest Period having a duration of nine months unless, by 2:00 P.M. (London time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Administrative Agent that such Lender will be providing funding for such Revolving Credit Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Revolving Credit Borrowing shall be one, two, three or six months, as specified by the Borrower requesting such Revolving Credit Borrowing in the applicable Notice of Revolving Credit Borrowing as the desired alternative to an Interest Period of nine months;
(d)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;
(e)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and
(f)    no tenor that has been removed from this definition pursuant to Section 2.07(f)(v) shall be available for selection by the Borrower in the applicable Notice of Revolving Credit Borrowing, notice of Conversion, or a notice selecting the duration of any Interest Period.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Issuing Lender” means JPMCB, MUFG, BNP Paribas, Citi and PNC, each in its capacity as an issuer of one or more Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.17(j), in each case so long as such Person shall remain an Issuing Lender hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by

Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“JPMCB” has the meaning specified in the introductory paragraph hereof.
“LC Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time.
“Lenders” means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.07.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“Loan Documents” means, collectively, this Agreement, the Notes and the Letter of Credit Documents.
“Margin Stock” shall have the meaning given such term under Regulation U of the Board as from time to time in effect, including all official interpretations thereunder or thereof.
“Material Adverse Effect” means a materially adverse effect on the business, assets, operations or financial condition of PPG and its Subsidiaries, taken as a whole, or a material impairment of the ability of PPG to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is or will be a party.
“Moody’s” means Moody’s Investors Service, Inc.
“MUFG” has the meaning specified in the introductory paragraph hereof.
“Non-Extending Lender” means a Lender that has not extended its Termination Date pursuant to Section 2.04(c).
“Note” means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.
“Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).

“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 A.M. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it.
“Original Termination Date” means August 30, 2024 (or, if such date is not a Business Day, the immediately preceding Business Day).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
“Participant Register” has the meaning specified in Section 9.07(e).
“PATRIOT Act” has the meaning set forth in Section 9.16.
“Payment Office” means, for Euro, such office of JPMCB as shall be from time to time selected by the Administrative Agent and notified by the Administrative Agent to the Borrowers and the Lenders.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Plan” means any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code which is maintained for employees of PPG or any ERISA Affiliate.
“PNC” has the meaning specified in the introductory paragraph hereof.
“Post Petition Interest” has the meaning specified in Section 7.05(b).
“PPG” has the meaning specified in the introductory paragraph hereof.
“Pre-Approved Designated Subsidiary” means each of the Subsidiaries of PPG listed on Schedule I hereto.
“Primary Currency” has the meaning specified in Section 9.11(c).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Rata Share” means, with respect to any Lender, the proportion represented by a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate of the Commitments; provided that in the case of Section 2.18 when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Pro Rata Shares shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Protesting Lender” has the meaning specified in Section 9.14(a).
“Public Debt Rating” means, as of any date, the lowest rating that has been most recently announced by either of S&P or Moody’s, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by PPG. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin will be set as if the Public Debt Rating were BBB-/Baa3; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin shall be based upon (i) if such different levels differ by only one level, the higher rating and (ii) if such different levels differ by more than one level, the level immediately below the higher rating; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.19.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 A.M. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, four Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning specified in Section 9.07(d).
“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Reportable Event” means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code).
“Required Lenders” means at any time Lenders holding more than 50% of the sum of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances owing to Lenders plus the aggregate amount of the LC Exposure, or, if no such principal amount and/or LC Exposure is then outstanding, Lenders having more than 50% of the Commitments; provided that the Revolving Credit Advances, LC Exposure and Commitments of any Defaulting Lenders shall be excluded for purposes of calculating Required Lenders.
“Restricted Subsidiary” means:
(a)    any Subsidiary of PPG other than
(i)    a Subsidiary substantially all of the physical properties of which are located, or substantially all of the business of which is carried on, outside the United States of America (“United States of America” shall not include the territories and possessions thereof), or
(ii)    a Subsidiary the primary business of which consists of purchasing accounts receivable and/or making loans secured by accounts receivable or inventories and/or making investments in real estate or providing services directly related thereto, or which is otherwise primarily engaged in the business of a finance or real estate investment company, or
(iii)    a Subsidiary the primary business of which consists of leasing equipment, machinery, vehicles, rolling stock and other articles for use in the business of PPG, or
(iv)    a Subsidiary the stock of which is held primarily for the purpose of securing the investment of PPG in such Subsidiary, while the management of such Subsidiary is accumulating funds for the purchase of such stock pursuant to written contract, and
(b)    any Subsidiary specified in clauses (i) through (iv) of paragraph (a) above which at the time of determination shall be designated a Restricted Subsidiary pursuant to designation by the board of directors of PPG as follows:
PPG may by a resolution adopted by its board of directors designate any Restricted Subsidiary to be an Unrestricted Subsidiary, provided that in the opinion of the board of directors of PPG it does not own a manufacturing or research property, plant or facility which is of material importance to the business of PPG and its Restricted Subsidiaries taken as a whole, and may designate any Unrestricted Subsidiary to be a Restricted Subsidiary. PPG may by a resolution adopted by its board of directors designate a newly acquired or formed Subsidiary to be an Unrestricted Subsidiary, provided such designation takes place within 90 days of such acquisition or formation.
“Revolving Credit Advance” means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance, a Term SOFR Advance, an RFR

Advance or a Eurocurrency Rate Advance (each of which shall be a “Type” of Revolving Credit Advance).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.
“Revolving Credit Borrowing Minimum” means, in respect of Revolving Credit Advances denominated in Dollars, $10,000,000 and, in respect of Revolving Credit Advances denominated in Euro, €10,000,000.
“Revolving Credit Borrowing Multiple” means, in respect of Revolving Credit Advances denominated in Dollars, $1,000,000 and, in respect of Revolving Credit Advances denominated in Euro, €1,000,000.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Advances and its LC Exposure at such time.
“RFR Borrowing” means, as to any Borrowing, the RFR Advances comprising such
Borrowing.
“RFR Advance” means a Revolving Credit Advance denominated in Dollars that bears interest as provided in Section 2.06(a)(iv).
“S&P” means Standard & Poor’s, a division of McGraw Hill Financial Inc.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions administered or enforced by any Sanctions Authority (at the time of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Executive Order issued by the President of the United States or any Person listed in any publicly available Sanctions-related list of designated Persons maintained by any Sanctions Authority, (b) any Person organized or resident in any Sanctioned Country or (c) any Person 50% or more owned or controlled by any Person or two or more Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” means (a) the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, (b) the United Kingdom, including Her Majesty’s Treasury, (c) the United Nations Security Council, (d) the European Union, (e) Canada or (f) any other national or supra-national governmental authority that administers or enforces economic sanctions with jurisdiction over any Borrower or any of such Borrower’s Subsidiaries.

“Second Extended Termination Date” means the date that is one year after the First Extended Termination Date (or, if such date is not a Business Day, the immediately preceding Business Day).

“Second Extension Lender” means a Lender that is an Extending Lender in respect of the second Extension Request made pursuant to Section 2.04(c).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SPC” has the meaning specified in Section 9.07(h).
“Secured Debt” means Indebtedness for money borrowed if such Indebtedness is secured by a mortgage, pledge, lien, security interest or encumbrance on any of the manufacturing or research property, plant or facilities of PPG or any Restricted Subsidiary (but not including a property determined not to be a principal property of PPG or a Restricted Subsidiary by the board of directors of PPG in its discretion) or on any shares of stock or indebtedness of any Restricted Subsidiary.
“Shareholders’ Interest” means as of any particular time, the aggregate of equity capital and surplus of PPG and its Consolidated Subsidiaries, after deducting the cost of the shares of PPG held in PPG’s treasury (i.e., shares which had been previously issued and outstanding but have been reacquired and are presently held by PPG), as shown on a consolidated balance sheet of PPG and its Consolidated Subsidiaries, prepared in accordance with GAAP, as of the end of the latest fiscal year ended prior to such determination.
“Subordinated Obligations” has the meaning specified in Section 7.05.
“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Supported QFC” has the meaning assigned to it in Section 9.19.
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euro.
“Taxes” and “Other Taxes” have the respective meanings specified in Section 2.13.

“Term Benchmark Advance” means any Term SOFR Advance and any Eurocurrency Rate Advance.
“Term Benchmark Borrowing” means any Term SOFR Borrowing and any Eurocurrency Rate Borrowing.
“Term SOFR Advance” means a Revolving Credit Advance denominated in Dollars that bears interest as provided in Section 2.06(a)(ii).
“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Advances comprising such Borrowing.
“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 A.M. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 P.M. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Date” means as to any Lender the earlier of (a)(i) if (x) there has been no extension of the Termination Date pursuant to Section 2.04(c) or (y) if such Lender is a Non-Extending Lender, the Original Termination Date, (ii) if there have been one or more extensions of the Termination Date pursuant to Section 2.04(c) and (x) such Lender is a First Extension Lender, the First Extended Termination Date, or (y) such Lender is a Second Extension Lender, the Second Extended Termination Date and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01. Each reference herein to a Termination Date that is not qualified by reference to any Lender or Tranche shall be deemed to refer to any Termination Date.
“Total Capitalization” means, as at any date, with respect to PPG and its Consolidated Subsidiaries, the sum (determined on a consolidated basis without duplication in accordance with GAAP) of (a) Total Indebtedness as at such date plus (b) the amount that should be set forth on the consolidated balance sheet of PPG and its Consolidated Subsidiaries prepared as at such date opposite the caption “Total Shareholders’ Equity” (or the equivalent caption), excluding the amount reported in the financial statements as “Accumulated Other Comprehensive Income (Loss)” related to “Pension and Other Postretirement Benefit Adjustments”.

“Total Indebtedness” means, as at any date, the total amount of Indebtedness of PPG and its Consolidated Subsidiaries on such date, determined on a consolidated basis without duplication in accordance with GAAP.
“Tranche” means, at any time, each group of Commitments that has a different Termination Date at such time.
“Type” has the meaning specified in the definition of “Revolving Credit Advance”.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Subsidiary” means any Subsidiary of PPG which is not a Restricted Subsidiary.
“Unused Commitment” means, with respect to any Lender at any time, (a) such Lender’s Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances made by such Lender and outstanding at such time and (ii) such Lender’s LC Exposure at such time.
“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Wholly-owned Restricted Subsidiary” means a Restricted Subsidiary all of the outstanding capital stock of which, other than directors’ qualifying shares, and all of the Funded Debt of which, shall at the time be owned by PPG or by one or more Wholly-owned Restricted Subsidiaries, or by PPG in conjunction with one or more Wholly-owned Restricted Subsidiaries.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with accounting principles generally accepted in the United States of America consistent with those applied in the preparation of the audited financial statements referred to in Section 4.01(c) (“GAAP”). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting

Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 or Accounting Standards Update No 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as capital lease obligations (and therefore not as Indebtedness for purposes of this Agreement).
Notwithstanding anything to the contrary contained in this Section 1.03 or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a finance lease or a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 15, 2015, such lease shall not be considered a finance lease or a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
SECTION 1.04. Interest Rates; Benchmark Notification. The interest rate on Eurocurrency Rate Advances, Term SOFR Advances, RFR Advances and Base Rate Advances may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, or, in the case of Eurocurrency Rate Advances, of certain circumstances as set forth in Section 2.07(b) of this Agreement, Sections 2.07(b) and (f), as applicable, provide a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance of, or any other matter related to, any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.05. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date denominated in Dollars or Euro in an aggregate amount (based in respect of any Revolving Credit Advances to be denominated in Euro by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) not to exceed at any time outstanding such Lender’s Unused Commitment. Each Revolving Credit Borrowing shall be in an amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof (provided that a Base Rate Advance may be in an aggregate amount equal to the amount necessary to finance the reimbursement of an LC Disbursement as contemplated by Section 2.17(f)) and shall, subject to Section 2.07, be comprised entirely of Base Rate Advances, Term SOFR Advances or Eurocurrency Rate Advances, as the Borrower may request in accordance herewith made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrowers may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.
SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 5:00 A.M. (Chicago time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Term SOFR Advances, (y) 11:00 A.M. (London time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, or (z) 1:00 P.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the applicable Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be by telephone, confirmed immediately in writing or telecopier in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Term Benchmark Advances, initial Interest Period and currency for each such Revolving Credit Advance. Each Lender shall, before 2:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Advances denominated in Euro, make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Agent’s Account, in same day funds, such Lender’s ratable portion of such Revolving Credit Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower that requested such Revolving Credit Advance to an account of such Borrower maintained with the Administrative Agent at the Administrative Agent’s address referred to in

Section 9.02 or at the applicable Payment Office, as the case may be, and designated by such Borrower in the applicable Notice of Revolving Credit Borrowing; provided, however, that a portion of such funds in an amount equal to the aggregate principal amount of any Base Rate Advances made to finance the reimbursement of an LC Disbursement as provided in Section 2.17(f) shall be remitted by the Administrative Agent to the relevant Issuing Lender.
(b)    [Reserved].
(c)    Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Term Benchmark Advances for any Revolving Credit Borrowing of either Type if the aggregate amount of such Revolving Credit Borrowing is less than the Revolving Credit Borrowing Minimum or if the obligation of the Lenders to make Term Benchmark Advances of such Type shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) Term Benchmark Advances may not be outstanding as part of more than six separate Revolving Credit Borrowings.
(d)    Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower giving such Notice. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Term Benchmark Advances or RFR Advances, the Borrower giving such Notice shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.
(e)    Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing, in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of a Borrower, the higher of (A) the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (B) the cost of funds incurred by the Administrative Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Effective Rate in the case of Advances denominated in Dollars or (B) the Overnight Eurocurrency Rate in the case of Advances denominated in Euro. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.
(f)    The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

SECTION 2.03. Fees. (a) Commitment Fee. PPG agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily unused amount of such Lender’s Commitment during the period from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender to the earlier of the date the Commitments terminate and the Termination Date at a rate per annum determined in accordance with the table set forth in the definition of “Applicable Rate”. Accrued commitment fees shall be payable in arrears quarterly on the last day of each March, June, September and December and on the earlier of the date the Commitments terminate and the Termination Date, commencing on the Effective Date.
(b)    Administrative Agent’s Fees. PPG shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between PPG and the Administrative Agent.
(c)    Letter of Credit Fees. Each Borrower agrees to pay to the Administrative Agent for account of each Lender a participation fee with respect to its participation in each Letter of Credit issued for the account of such Borrower, which shall accrue on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) relating to such Letter of Credit at a rate per annum equal to the Applicable Margin that would be in effect for a Term Benchmark Advance made on the date such Letter of Credit is issued subject, if such Letter of Credit is outstanding for more than three months, to readjustment at the end at each successive three-month period by reference to the Applicable Margin that would be in effect for a Eurocurrency Rate Advance Loan made at the time of such readjustment. Participation fees shall be payable to each Lender during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure. In addition, each Borrower agrees to pay to the applicable Issuing Lender a fronting fee, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of such Borrower or processing of drawings thereunder, as previously agreed between PPG and such Issuing Lender. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Lender pursuant to this Section 2.03(c) shall be payable within 10 days after receipt by PPG of written demand therefor.
SECTION 2.04. Optional Termination, Reduction, Increase or Extension of the Commitments. (a)      Termination or Reduction. PPG shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the respective Commitments of the Lenders, provided that (i) each partial reduction shall be in the aggregate amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) PPG shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, any Lender’s Revolving Credit Exposure would exceed its Commitment.
(b)    Increase. PPG shall have the right from time to time to increase the aggregate Commitments hereunder by an aggregate amount not exceeding $750,000,000 by causing one or more Additional Commitment Lenders (which may include any existing Lender) to provide a (or, in the case of an existing Lender, to increase its) Commitment (each such increase, an “Commitment Increase”), provided that (i) no Lender shall have any obligation hereunder to become an Additional Commitment Lender and any election to do so shall be in the sole discretion of each Lender (and any Lender that does not advise PPG of its election to become an Additional Commitment Lender hereunder shall be deemed to have rejected such request) and (ii) each Commitment Increase shall be in an aggregate amount for all Additional Commitment Lenders of at least $25,000,000. Each such Additional Commitment Lender, each Issuing Lender, and each Borrower shall enter into an agreement in form and substance satisfactory to PPG, the Administrative Agent and each Issuing Lender pursuant to which each Additional Commitment Lender shall, as of the effective date of such Commitment Increase (which shall be a Business Day and, unless the Administrative Agent otherwise agrees, a day on which no issuance, amendment, renewal or extension of any Letter of Credit is scheduled to occur), provide a Commitment (or, if any such Additional Commitment Lender is an existing Lender, increase its Commitment) in the amount specified therein and (if not an existing Lender) become a Lender hereunder. Notwithstanding the foregoing, no Commitment Increase pursuant to this Section shall be effective unless:
(i)    PPG shall have given the Administrative Agent notice of any such increase at least three Business Days prior to the relevant effective date of such Commitment Increase;
(ii)    no Default shall have occurred and be continuing on such effective date; and
(iii)    each of the representations and warranties of each Borrower contained in this Agreement shall be true on and as of such effective date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
Each notice under clause (i) above shall be deemed to constitute a representation and warranty by the Borrowers as to the matters specified in clauses (ii) and (iii) above. On the effective date of each Commitment Increase, PPG shall simultaneously (i) prepay in full the outstanding Revolving Credit Advances (if any) held by the Lenders immediately prior to giving effect to the relevant Commitment Increase (which prepayment may be made with the proceeds of new Revolving Credit Advances under the following clause (ii)), (ii) if PPG shall have so requested in accordance with this Agreement, borrow new Revolving Credit Advances from all Lenders (including, if applicable, any new Lenders) such that, after giving effect thereto, the Revolving Credit Advances are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase) and (iii) pay to the Lenders the amounts, if any, payable under Section 9.04(c).
(c)    Extension of Termination Date. (i) The Borrowers may, by notice to the Administrative Agent (which shall promptly notify each Issuing Lender and the Lenders) not more than 60 days and not less than 30 days prior to each anniversary of the Effective Date (or if such anniversary date is not a Business Day, the Business Day next succeeding such anniversary) (such anniversary of the Effective Date, the “Extension Effective Date”), request (an “Extension Request”) that each Lender extend its Termination Date for an additional one year; provided that no more than two Extension Requests may be requested during the life of the facility. Each Lender, acting in its sole discretion, shall, by notice to the Borrowers and the Administrative Agent given not later than the 20th day (or such later day as shall be acceptable to the Borrowers) following the date of the Extension Request, advise the Borrowers and the Administrative Agent whether or not such Lender agrees to such extension; provided that any Lender that does not so advise the Borrowers shall be deemed to have rejected such Extension Request. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(ii)    With respect to any Extension Request, the Borrowers shall have the right, at any time on or prior to, or at any time following, the related Extension Effective Date, unless an Event of Default shall have occurred and be continuing, to replace any Lender that rejected or was deemed to reject such Extension Request with, and otherwise add to this Agreement, one or more Additional Commitment

Lenders (which may include any existing Lender). Each Additional Commitment Lender shall enter into an agreement with the Borrowers and the Administrative Agent, in form and substance satisfactory to the Borrowers and the Administrative Agent, pursuant to which such Additional Commitment Lender shall, effective as of the related Extension Effective Date (or, if such replacement occurs thereafter, as of the relevant effective date of such replacement), provide a (or, in the case of an existing Lender, increase its) Commitment hereunder in the amount specified therein and (if not then an existing Lender) become a Lender hereunder.
(iii)    If, in connection with an Extension Request, Lenders (including any Additional Commitment Lenders) shall have agreed to extend more than 50% of the aggregate Commitments (such extending Lenders and extending Additional Commitment Lenders, collectively the “Extending Lenders” with respect to such Extension Request) then, effective as of the related Extension Effective Date, the Termination Date for each such Extending Lender shall be the related Extended Termination Date and (if not then an existing Lender) each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement; provided that such extension of the Termination Date (the “Extension”) shall not be effective with respect to any Lender unless as of the related Extension Effective Date the following terms are satisfied:
(A) no Default shall have occurred and be continuing;
(B) the representations and warranties set forth in Article III shall be true and correct on and as of such Extension Effective Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(C) except as to the Termination Date with respect thereto, the Commitment of any Extending Lender, and the related outstandings, shall be a Commitment (or related outstandings, as the case may be) having the same terms (including collateral, if any) as the original Commitments (and related outstandings); provided that, subject to the provisions of Section 2.05(b) and Section 2.17(c), to the extent dealing with Letters of Credit which mature or expire after the applicable Termination Date when there exist more than one Tranche of Commitments, all Letters of Credit shall be participated in on a pro rata basis by all Lenders in accordance with their Pro Rata Share (and, except as provided in Section 2.05(b) and Section 2.17(c), without giving effect to changes thereto on the applicable Termination Date, with respect to Letters of Credit theretofore incurred or issued) and all borrowings under Commitments and repayments thereunder shall be made on a pro rata basis (except for repayments required upon the applicable Termination Date of a Tranche of Commitments);
(D) all documentation in respect of such Extension shall be consistent with the terms of this Section 2.04(c);
(E) the Administrative Agent shall have received a certificate of the chief financial officer of PPG stating that the conditions with respect to the Extension have been satisfied;
(F) the Administrative Agent shall have received such evidence of the authority of the Borrowers to effect the Extension as it may reasonably request; and
(G) all amounts payable hereunder to any Lender that is being replaced by an Additional Commitment Lender in connection with such Extension shall have been paid in full. Upon the effectiveness of the Extension, the Administrative Agent shall record the relevant information in the Register and give prompt notice of such Extension to the Borrowers and the Lenders.
(iv)    In connection with an Extension, the Borrowers shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.04(c).
(v)    No consent of any parties to this Agreement shall be required to effectuate an Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to its Commitments (or a portion thereof) as contemplated above and (B) the consent of the Administrative Agent and each Issuing Lender (which consents referred to in this Clause (B) shall not be unreasonably withheld). The Lenders hereby consent to the transactions contemplated by this Section 2.04(c) (including, for the avoidance of doubt, payment of any interest or fees in respect of any extended Commitments on such terms as may be set forth in the Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 2.03, 2.05, 2.06, 2.12 and 2.14) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.04(c). The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement with the Borrowers (in consultation with the Lenders) as may be necessary in order to establish a new Tranche in respect of any extended Commitments and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with such new tranche, in each case on terms consistent with this Section 2.04(c) and the Extension Request.
(vi)    Notwithstanding anything herein to the contrary, (A) no Lender shall have any obligation to participate in or agree to an Extension and any election to do so shall be in the sole discretion of each Lender and (B) with respect to any Lender that rejected or was deemed to reject any Extension Request, the Termination Date for such Lender shall remain unchanged (and the Commitment of such Lender (including its obligation in respect of any participation in respect of any Letter of Credit) shall terminate, the Advances made by such Lender to any Borrower hereunder shall mature and be payable by such Borrower, and all other amounts owing to such Lender hereunder shall be payable, on such date).
(vii)    Any Issuing Lender may resign by notice to the Administrative Agent, the Lenders and the Borrowers on or before the applicable Extension Effective Date following the related Extension Request, and any such resignation shall become effective on the Termination Date in effect before giving effect to any extension thereof as a result of such Extension Request; provided that such Issuing Lender shall not be required to issue, amend, extend or renew any Letter of Credit if after giving effect thereto the such Letter of Credit would expire after the date that is five Business Days prior to the Original Termination Date.
SECTION 2.05. Repayment. (a) Revolving Credit Advances. Each Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of its Revolving Credit Advances then outstanding.
(b)    [Reserved].
SECTION 2.06. Interest on Revolving Credit Advances. (a)  Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender by such Borrower from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)    Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in respect of Base Rate Advances in effect from time to time payable in arrears quarterly on each applicable Interest Payment Date and on the date such Base Rate Advance shall be Converted or paid in full.
(ii)     Term SOFR Advances. During such periods as such Revolving Credit Advance is a Term SOFR Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Adjusted Term SOFR Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in respect of Term SOFR Advances in effect from time to time payable in arrears on the applicable Interest Payment Date and on the date such Term SOFR Advance shall be Converted or paid in full.
(iii)    Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in respect of Eurocurrency Rate Advances in effect from time to time payable in arrears on the applicable Interest Payment Date and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.
(iv)    RFR Advances. During such period as such Revolving Credit Advance is a RFR Advance, a rate per annum equal at all times to the sum of (x) the Adjusted Daily Simple SOFR Rate plus (y) the Applicable Margin in respect of RFR Advances in effect from time to time payable in arrears on the applicable Interest Payment Date and on the date such RFR Advance shall be Converted or paid in full.
(b)    Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Administrative Agent may, and upon the request of the Required Lenders shall, require each Borrower to pay interest (“Default Interest”) on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender by such Borrower, payable in arrears on the dates referred to in clause (a) above, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder by such Borrower that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that, following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder upon demand.
SECTION 2.07. Interest Rate Determination.(a)     If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Administrative Agent that (i)  adequate and reasonable means do not exist for ascertaining the applicable Eurocurrency Rate (including because the applicable screen rate is not available or published on a current basis) or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (A) the applicable Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert

Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) above are applicable to Eurocurrency Rate Advances, the applicable Borrower may elect, by notice to the Administrative Agent and the Lenders, to continue such Advances for a period of not longer than 30 days, which Advances shall bear interest at a rate per annum equal to the Applicable Margin in respect of Eurocurrency Rate Advances plus, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate. Each Lender shall certify its cost of funds for each Interest Period to the Administrative Agent and the applicable Borrower as soon as practicable (but in any event not later than ten Business Days after the first day of such period).
(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the Eurocurrency Rate has made a public statement that the administrator of the Eurocurrency Rate is insolvent (and there is no successor administrator that will continue publication of the Eurocurrency Rate), (x) the administrator of the Eurocurrency Rate has made a public statement identifying a specific date after which the Eurocurrency Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of Eurocurrency Rate), (y) the supervisor for the administrator of the Eurocurrency Rate has made a public statement identifying a specific date after which the Eurocurrency Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Eurocurrency Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurocurrency Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans denominated in Euro in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date that a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.07(b), only to the extent the Eurocurrency Rate and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Rate Advance shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Rate Advance, such Borrowing shall be made as a Base Rate Advance; provided that (A) the applicable Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances.
(c)    If any Borrower shall fail to select the duration of any Interest Period for any Term Benchmark Advances in accordance with the provisions contained in the definition of “Interest

Period” in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Term Benchmark Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Term Benchmark Advances are denominated in Euro, be exchanged into an Equivalent amount of Dollars and Convert into Base Rate Advances.
(d)    On the date on which the aggregate unpaid principal amount of Term Benchmark Advances comprising any Revolving Credit Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Revolving Credit Borrowing Minimum, such Advances shall automatically, in the case of Term Benchmark Advances denominated in Dollars, Convert into Base Rate Advances or, in the case of Term Benchmark Advances denominated in Euro, be exchanged into an Equivalent amount of Dollars and Convert into Base Rate Advances.
(e)    Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Term Benchmark Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Term Benchmark Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Term Benchmark Advances are denominated in Euro, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Term Benchmark Advances shall be suspended; provided that the applicable Borrower may elect, by notice to the Administrative Agent and the Lenders within one Business Day of such Event of Default, to continue such Advances in Euro, whereupon the Administrative Agent may require that each such Eurocurrency Rate Advances shall bear interest at the Overnight Eurocurrency Rate for a period of three Business Days and thereafter, such Eurocurrency Rate Advance shall be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances.
(f)     (i) Subject to clauses (ii), (iii), (iv), (v) and (vi) of this Section 2.07(f), if, solely with respect to any Term SOFR Advances or RFR Advances:
(A)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (1) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Borrowing for such Interest Period or (2) at any time during a RFR Borrowing, that adequate and reasonable means do not exist for ascertaining for such Borrowing the applicable Adjusted Daily Simple SOFR; or
(B)    the Administrative Agent is advised by the Required Lenders that (1) prior to the commencement of any Interest Period for a Term SOFR Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advances) included in such Borrowing for such Interest Period, or (2) at any time for an RFR Borrowing, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a notice of Conversion, a notice selecting the duration of any Interest Period or a Notice of Revolving Credit Borrowing, any such notice that requests the Conversion of any

Revolving Borrowing to, or selecting to the duration of an Interest Period of any Revolving Borrowing as, a Term SOFR Borrowing and any Notice of Revolving Credit Borrowing that requests a Term SOFR Borrowing shall instead be deemed to be a notice requesting (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.07(f)(i)(A) or (B) above or (y) a Base Rate Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.07(f)(i)(A) or (B) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term SOFR Advance or RFR Advance is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 2.07(f)(i) with respect to the rate applicable to such Term SOFR Advance or RFR Advance, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new notice of Conversion, a new notice selecting the duration of any Interest Period or a new Notice of Revolving Credit Borrowing, any Term SOFR Advance shall on the last day of the Interest Period applicable to such Advance, be Converted by the Administrative Agent to, and shall constitute, (x) an RFR Advance so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.07(f)(i)(A) or (B) above or (y) a Base Rate Advance if the Adjusted Daily Simple SOFR also is the subject of Section 2.07(f)(i)(A) or (B) above, on such day.
(ii)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(iii)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iv)    The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.07(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.07(f).

(v)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (b) if a tenor that was removed pursuant to clause (a) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(vi)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term SOFR Borrowing or RFR Borrowing, a Conversion of Term SOFR Borrowing or RFR Borrowing, or any notice selecting the duration of any Interest Period of Term SOFR Borrowing to be made or Converted or continued, during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have Converted any request for a Term SOFR Borrowing (and for any RFR borrowing with respect to the following clause (B)) into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term SOFR Advance or RFR Advance is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the rate applicable to such Term SOFR Advance or RFR Advance, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.07(f), (1) any Term SOFR Advance shall on the last day of the Interest Period applicable to such Advance, be converted by the Administrative Agent to, and shall constitute (x) an RFR Advance so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Advance if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Advance shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Advance.
SECTION 2.08. Optional Conversion of Revolving Credit Advances. Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Revolving Credit Advances made to it denominated in Dollars of one Type comprising the same Borrowing into Revolving Credit Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Term SOFR Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Term SOFR Advances, any Conversion of Base Rate Advances into Term SOFR Advances or RFR Advances shall be in an amount not less than the minimum amount specified in Section 2.01, Conversions of Base

Rate Advances or Term SOFR Advances into RFR Advances shall not be permitted so long as the Adjusted Term SOFR Rate is not the subject of Section 2.07(f)(i)(A) or (B), and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Term SOFR Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.
SECTION 2.09. Prepayments of Revolving Credit Advances. (a)  Optional. Any Borrower may, upon notice at least two Business Days’ prior to the date of such prepayment, in the case of Term Benchmark Advances or RFR Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than the Revolving Credit Borrowing Minimum, or a Revolving Credit Borrowing Multiple, in excess thereof and (y) in the event of any such prepayment of Term Benchmark Advances or RFR Advances, the applicable Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).
(b)    Mandatory. (i) If, on any date, the Administrative Agent notifies the Borrowers that, on any Interest Payment Date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such Interest Payment Date) of the aggregate principal amount of all Advances denominated in Euro then outstanding plus (C) the LC Exposure then outstanding exceeds 105% of the aggregate Commitments of the Lenders on such date, the Borrowers shall, as soon as practicable and in any event within two Business Days after receipt of such notice, subject to the proviso to this sentence set forth below, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid; provided that, if the aggregate principal amount of Base Rate Advances outstanding at the time of such required prepayment is less than the amount of such required prepayment, the portion of such required prepayment in excess of the aggregate principal amount of Base Rate Advances then outstanding shall be deferred until the last day of the next occurring Interest Period of the outstanding Term SOFR Advances, in an aggregate amount equal to the excess of such required prepayment. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.09(b) to the Borrowers and the Lenders, and shall provide prompt notice to the Borrowers of any such notice of required prepayment received by it from any Lender.
(ii)    Each prepayment made pursuant to this Section 2.09(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Term Benchmark Advance or RFR Advance, on a date other than the last day of an Interest Period (in the case of Term Benchmark Advances) or on the applicable Interest Payment Date (in the case of RFR Advances) or at its maturity, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c).

SECTION 2.10. Increased Costs
(a) If, due to any Change in Law, there shall be any increase in the cost to any Lender or Issuing Lender of agreeing to make or making, funding or maintaining Advances or participating in, issuing or maintaining any Letter of Credit (excluding for purposes of this Section 2.10 any such increased costs resulting from (1) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (2) changes in the basis of taxation of overall net income or overall gross income by the United States of America or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then each Borrower shall from time to time, upon demand by such Lender or Issuing Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Issuing Lender additional amounts sufficient to compensate such Lender or Issuing Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the applicable Borrower and the Administrative Agent by such Lender or Issuing Lender, shall be conclusive and binding for all purposes, absent manifest error.
(b)    If any Lender or Issuing Lender determines that Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or Issuing Lender or any Person controlling such Lender or Issuing Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s or Issuing Lender’s commitment to lend, or to participate in, or issue or maintain any Letter of Credit, hereunder and other commitments of this type, then, upon demand by such Lender or Issuing Lender (with a copy of such demand to the Administrative Agent), each Borrower shall pay to the Administrative Agent for the account of such Lender or Issuing Lender, from time to time as specified by such Lender or Issuing Lender, additional amounts sufficient to compensate such Lender or Issuing Lender or such Person in the light of such circumstances, to the extent that such Lender or Issuing Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s or Issuing Lender’s commitment to lend, or to participate in, or issue or maintain any Letter of Credit hereunder. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender or Issuing Lender shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Term Benchmark Advances or RFR Advances or to fund or maintain Term Benchmark Advances or RFR Advances hereunder, (a)(i) each such Revolving Credit Advance denominated in Dollars as the case may be, will automatically, upon such demand, be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.06(a)(i), and (ii) each such Eurocurrency Rate Advance will automatically, upon such demand, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance, and (b) the obligation of the Lenders to make Term Benchmark Advances or RFR Advances or to Convert Revolving Credit Advances into Term SOFR Advances or RFR Advances shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.
SECTION 2.12. Payments and Computations. (a) Except to the extent otherwise provided for in Section 2.17 with respect to the reimbursement of LC Disbursements and interest thereon (i) the Borrowers shall make each payment hereunder, without counterclaim or set-off, with respect to principal of, interest on, and other amounts relating to, Advances denominated in Dollars, or reimbursement of LC Disbursements, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the applicable Agent’s Account in same day funds, (ii) the

Borrowers shall make each payment hereunder, without counterclaim or set-off, with respect to principal of, interest on, and other amounts relating to, Advances denominated in Euro, not later than 11:00 A.M. (London time) on the day when due in Euro to the Administrative Agent, by deposit of such funds to the applicable Agent’s Account in same day funds, and (iii) the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or reimbursement of LC Disbursements, or commitment fees and participation fees ratably (other than amounts payable pursuant to Section 2.03, 2.10, 2.13 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)    Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the other Loan Documents, to charge from time to time against any or all of such Borrower’s accounts with such Lender any amount so due.
(c)    All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate, Overnight Eurocurrency Rate or the Federal Funds Effective Rate and of commitment fees, participation fees and fronting fees pursuant to Section 2.03 shall be made by the Administrative Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Euro where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(d)    Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commitment fee, participation fee or fronting fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Term Benchmark Advances or RFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(e)    Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder or under the other Loan Documents that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender or Issuing Lender on such due date an amount equal to the amount then due such Lender or Issuing Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each Lender or Issuing Lender, as the case may be, shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender or Issuing Lender together with interest thereon, for each day from the date such amount is distributed to such Lender or Issuing Lender until the date such Lender or Issuing Lender repays such amount to the Administrative Agent, at (i) the Federal Funds Effective Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Euro.
(f)    To the extent that the Administrative Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any of the other Loan Documents in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders or the Issuing Lenders in accordance with the terms of this Section 2.12, the Administrative Agent shall be entitled to convert or exchange such funds into the required currencies, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.12; provided that each Borrower and each of the Lenders and Issuing Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower, such Lender or Issuing Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.12(f) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange unless such loss, cost or expense or such failure is the result of fraudulent acts or omissions, gross negligence or willful misconduct of the Administrative Agent; and provided, further, that each Borrower, jointly and severally with each other Borrower, agrees to indemnify the Administrative Agent, each Issuing Lender and each Lender, and hold the Administrative Agent, each Issuing Lender and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent, any Issuing Lender or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.12(f) except to the extent such losses, costs or expenses arose as a result of fraudulent acts or omissions, gross negligence or willful misconduct of the Administrative Agent.
(g)    If, and for so long as, any Defaulting Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(b), 2.02(e), 2.12(e), 2.17(e) or (f), or 9.04(b), the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender under this Agreement for the benefit of the Administrative Agent or the Issuing Lenders to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.13. Taxes. (a) Any and all payments by or on behalf of each Borrower to or for the account of any Lender, any Issuing Lender or the Administrative Agent hereunder or under any of the other Loan Documents shall be made, in accordance with Section 2.12 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, assessments, fees, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender, such Issuing Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, assessments, fees, charges, withholdings and liabilities in respect of payments hereunder or under any of the other Loan Documents being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any of the other Loan Documents or any other documents to be delivered hereunder or thereunder to any Lender, any Issuing Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender, such Issuing

Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(b)    In addition, the Borrowers shall be jointly and severally liable for the payment of and shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any of the other Loan Documents or any other documents to be delivered hereunder or thereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or any of the other Loan Documents or any other documents to be delivered hereunder or thereunder (hereinafter referred to as “Other Taxes”).
(c)    The Borrowers shall jointly and severally indemnify each Lender, each Issuing Lender and the Administrative Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender, such Issuing Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, such Issuing Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to any Borrower by such Lender, such Issuing Lender or the Administrative Agent shall be conclusive absent manifest error.
(d)    Within 30 days after the date of any payment of Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or any other documents to be delivered hereunder by or on behalf of any Borrower through an account or branch outside the United States or by or on behalf of any Borrower by a payor that is not a United States person, if the applicable Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) below, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.
(e)    Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrowers (but only so long as such Lender remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrowers with two original Internal Revenue Service forms W-8BEN or W-8BEN-E, as applicable, or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. Without limiting any of the above, if any Lender would be entitled to claim, with respect to a payment from any Borrower that is a United States person, as defined by Section 7701(a)(30) of the Internal Revenue Code, or that is otherwise a United States-source payment, the benefits of the exemption from United States withholding tax for portfolio interest under section 881(c) of the Internal Revenue Code, such Lender shall also deliver a certificate to the effect that such Lender is not (A) a “bank” within the meaning of section 881 (c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of PPG within the meaning of section 881 (c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881 (c)(3)(C) of the Internal Revenue Code. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the Effective Date by Internal Revenue Service form W-8BEN or W-8BEN-E, as applicable, or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.
(f)    For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form, certificate or other document described in Section 2.13(e) (other than if such failure is due to a Change in Law occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States of America solely by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.
(g)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Agent as may be necessary for the Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as amended, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
(h)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(e) relating to the maintenance of a Participant Register and (iii) any taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).
SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it or participations in LC Disbursements (other than pursuant to Section 2.10, 2.13 or 9.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances or participations in LC Disbursements obtained by all the Lenders holding such Advances, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them or participations in LC Disbursements as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.
SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.
(b)    The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from any Borrower hereunder and each Lender’s share thereof.
(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the applicable Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.
SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes of PPG and its Subsidiaries. The Letters of Credit shall be available (and each Borrower agrees that it shall use such Letters of Credit) for general corporate purposes of PPG and its Subsidiaries. Each Borrower agrees that it shall use the Letters of Credit and apply the proceeds of the Advances in compliance with all applicable laws.
SECTION 2.17. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, in addition to the Advances provided for in Section 2.01, each Borrower may request an Issuing Lender to issue, at any time and from time to time prior to the Termination Date, Letters of Credit denominated in Dollars for its own account in such form as is acceptable to the relevant Issuing Lender in its reasonable determination. Each Letter of Credit issued hereunder shall be in a minimum face amount of $1,000,000. Letters of Credit issued hereunder shall constitute utilization of the Commitments. Notwithstanding anything herein to the contrary, no Issuing Lender shall have any obligation hereunder to issue any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Country or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(b)    Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Lender) to the Issuing Lender that is selected by it a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Lender, the applicable Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(c)    Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure of each Issuing Lender (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $20,000,000; provided that any Issuing Lender may, but shall not be obligated to, increase or decrease its maximum LC Exposure upon request of PPG; provided, further, that the aggregate LC Exposure of all Issuing Lenders at any time shall not exceed $300,000,000, (ii) the sum of the total LC Exposures plus the aggregate principal amount of outstanding Advances shall not exceed the total Commitments and (iii) if at such time there are Commitments that will remain in effect after the occurrence of a Termination Date, the total LC Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to this Section 2.17) with respect to Letters of Credit that have an expiry date after such Termination Date does not exceed the aggregate amount of such Commitments.
If there is more than one Tranche in effect at any time and, upon a Termination Date there are outstanding Letters of Credit, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to this Section 2.17) under (and ratably participated in by the Lenders pursuant to) the Commitments of the Tranche or Tranches that will remain in effect after the occurrence of such Termination Date (it being understood that the participations therein of the Lenders whose Commitment termination on such Termination Date shall be correspondingly released) and, to the extent necessary, each Borrower shall prepay outstanding Revolving Credit Advances attributable to it pursuant to Section 2.09 on such Termination Date in an amount sufficient to permit the reallocation of the LC Exposure relating to such outstanding Letters of Credit contemplated hereby.
(d)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the earliest Termination Date then in effect; provided that, if there are Commitments that will remain in effect after the occurrence of such Termination Date, a Letter of Credit may expire after the date specified in clause (ii) above (but in no event later than five Business Days prior to the latest Extended Termination Date), provided that (x) the date of issuance of such Letter of Credit occurs after such Termination Date, or (y) on the date of (and after giving effect to) such issuance, the condition set forth in Section 2.17(c)(iii) shall be satisfied.
(e)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.
In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the relevant Issuing Lender, such Lender’s Pro Rata Share of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the applicable Borrower or at any time after any reimbursement payment is required to be refunded to the applicable Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Advances made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute an Advance and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.
(f)    Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the applicable Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 A.M., New York City time, or (ii) the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 that such payment be financed with a Base Rate Advance in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Advance.
If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Pro Rata Share thereof.
(g)    Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the relevant Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of any Borrower’s obligations hereunder.
None of the Administrative Agent, the Lenders, the Issuing Lenders, any of their Affiliates or any of their respective directors, officers, employees, agents and advisors, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any such Borrower that are caused by an Issuing Lender’s fraudulent acts or omissions, gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:
(i) an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation,

regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
(ii) an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iii) this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
(h)    Disbursement Procedures. The relevant Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.
(i)    Interim Interest. If an Issuing Lender shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Advances; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.06(b) shall apply. Interest accrued pursuant to this paragraph shall be for account of the relevant Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the relevant Issuing Lender shall be for account of such Lender to the extent of such payment.
(j)    Replacement of an Issuing Lender. An Issuing Lender may be replaced at any time by written agreement between PPG, the Administrative Agent, such replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Lender. At the time any such replacement shall become effective, PPG shall pay all unpaid fees accrued for account of such replaced Issuing Lender pursuant to Section 2.03(c). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to include such successor or any previous Issuing Lender, or such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(k)    Cash Collateralization. If an Event of Default shall occur and be continuing and the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Advances has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall immediately, ratably on the basis of the LC Exposure attributable to each Borrower, deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a “securities account” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, in the event of an actual or deemed entry of an order for relief with respect to any Borrower under Title 11, U.S. Code (the “Federal Bankruptcy Code”). Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement, and for this purpose the Borrowers hereby grant a security interest to the Administrative Agent for the benefit of the Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.
(l)    Existing Letter of Credit. Any letter of credit that has been issued under the Existing Credit Agreement by an Issuing Lender hereunder and that is designated as a “Letter of Credit” hereunder by PPG in a notice to the Administrative Agent (a “Designation of Existing Letter of Credit”) in substantially the form of Exhibit B-2 hereto, on the Effective Date (each such letter of credit being hereinafter referred to as an “Existing Letter of Credit”) shall, on the Effective Date, become a Letter of Credit of such Issuing Lender hereunder.
SECTION 2.18. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    commitment fees pursuant to Section 2.03(a) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender;
(b)    the Unused Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.01); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c)    if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (A) no Event of Default has occurred and is continuing, (B) the sum of all non-Defaulting Lenders’ Unused Commitments plus such Defaulting Lender’s Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (B) the amount so to be allocated to each non-Defaulting Lender does not exceed such Lender’s Unused Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, each Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the ratable benefit of each relevant Issuing Lender only such Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.17(k) for so long as such LC Exposure is outstanding;

(iii)    if any Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.03(a) and Section 2.03(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.03(c) with respect to such Defaulting Lender’s LC Exposure shall be payable on a pro rata basis to each relevant Issuing Lender until and except to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, the Issuing Lenders shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.18(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the Effective Date and for so long as such event shall continue or (ii) an Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender shall have entered into arrangements with the Borrowers or such Lender, satisfactory to such Issuing Lender to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, PPG and each Issuing Lender each reasonably determines that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Advances of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Advances in accordance with its Pro Rata Share.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING
SECTION 3.01. Conditions Precedent. The amendment and restatement of the Existing Credit Agreement and the agreement of the Lenders to make Advances and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the first date (the “Effective Date”)

occurring on or prior September 15, 2019 on which the execution requirements specified in Section 9.06 and the following conditions precedent have been satisfied:
(a)    There shall have occurred no material adverse change in the business, assets, operations or condition, financial or otherwise, of PPG and its Subsidiaries taken as a whole since December 31, 2018.
(b)    Except for the Disclosed Matters, there shall exist no action, suit, investigation, litigation or proceeding affecting PPG or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.
(c)    Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders and the Issuing Lenders shall have been given such access to the management, records, books of account, contracts and properties of PPG and its Subsidiaries as they shall have reasonably requested.
(d)    All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.
(e)    PPG shall have notified the Administrative Agent in writing as to the proposed Effective Date.
(f)    PPG shall have paid all accrued fees and expenses of the Administrative Agent, the Issuing Lenders, the Lenders and the Arrangers (including the accrued fees and expenses of counsel to the Administrative Agent) payable on or prior to the Effective Date to the extent and as previously agreed in writing.
(g)    On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender and Issuing Lender a certificate signed by a duly authorized officer of PPG, dated the Effective Date, stating that:
(i)    The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and
(ii)    No event has occurred and is continuing that constitutes a Default.
(h)    The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance reasonably satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:
(i)    The Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.
(ii)    Certified copies of the resolutions of the Executive Committee of PPG approving this Agreement and the other Loan Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.
(iii)    A certificate of the Secretary or an Assistant Secretary of PPG certifying the names and true signatures of the officers of PPG authorized to sign this Agreement and the other Loan Documents and the other documents to be delivered hereunder or thereunder.
(iv)    Favorable opinions of Anne Foulkes, Esquire and K&L Gates LLP, counsel for PPG, substantially in the forms of Exhibit E-1 and Exhibit E-2 hereto, respectively, and as to such other matters as any Lender through the Administrative Agent may reasonably request.
(v)    A favorable opinion of Milbank LLP, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.
(vi)    Written evidence (which may include telecopy transmission of a signed signature page of this Agreement) that each party hereto has signed a counterpart of this Agreement.
(i)    (i) The Administrative Agent, the Arrangers and the Lenders shall have received, at least three Business Days prior to the Effective Date, all documentation and other information about the Borrowers as shall have been reasonably requested by the Administrative Agent, the Arrangers or the Lenders that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(j)    Any outstanding principal, accrued interest, accrued commitment fees and letter of credit fees and other amounts owing under the Existing Credit Agreement shall have been paid in full as of the Effective Date. The Existing Lenders hereby waive any requirement to deliver prior notice of any prepayment or termination of existing commitments under the Existing Credit Agreement.
SECTION 3.02. Conditions Precedent to the Initial Borrowing of Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary, and of the Issuing Lenders to issue, amend, extend or renew any Letter of Credit for the account of each Designated Subsidiary, following its designation as a Borrower hereunder pursuant to Section 9.14 on the occasion of the initial Borrowing thereby, or such issuance, amendment, extension or renewal of a Letter of Credit for the account thereof, is subject to the prior or simultaneous occurrence of the Effective Date and the Administrative Agent’s receipt not less than five Business Days before the date of such initial Borrowing, or such issuance, amendment, extension or renewal of a Letter of Credit, of each of the following, in form and substance reasonably satisfactory to the Administrative Agent and dated such date:
(a)    The Designation Letter of such Designated Subsidiary, in substantially the form of Exhibit D hereto.

(b)    A Note of such Designated Subsidiary to the extent requested pursuant to Section 2.15.
(c)    A certificate of the Secretary or an Assistant Secretary (or person performing similar functions) of such Designated Subsidiary certifying (A) appropriate resolutions of the board of directors (or persons performing similar functions) of such Designated Subsidiary approving this Agreement and its Notes, and all documents evidencing other necessary corporate (or equivalent) action and governmental approvals, if any, with respect to this Agreement and its Notes (copies of which shall be attached thereto), (B) copies of the by-laws (or the equivalent thereof) of such Designated Subsidiary (copies of which shall be attached thereto) and (C) the names and true signatures of the officers of such Designated Subsidiary authorized to sign the Designation Letter of such Designated Subsidiary and its Notes and the other documents to be delivered by such Designated Subsidiary hereunder.
(d)    A copy of the charter or articles (or other similar organizational document) of such Designated Subsidiary, certified (as of a date reasonably near the date of such Borrowing) as being a true and complete copy thereof by the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Designated Subsidiary or, if such certificate is not provided in the jurisdiction of organization of such Designated Subsidiary, certified (as of a date reasonably near the date of such Borrowing) as being a true and complete copy thereof by a duly authorized officer of such Designated Subsidiary.
(e)     A copy of a certificate of the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Designated Subsidiary, dated reasonably near the date of such Borrowing, certifying that such Designated Subsidiary is duly organized and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization.
(f)    A certificate signed by a duly authorized officer of such Designated Subsidiary, dated as of the date of such Borrowing, certifying that such Designated Subsidiary has obtained all authorizations, consents, approvals (including, without limitation, exchange control approvals) and licenses of any Governmental Authority or other third party necessary for such Designated Subsidiary to execute and deliver its Designation Letter and its Notes and to perform its obligations under this Agreement or any of its Notes.
(g)    A favorable opinion of counsel for such Designated Subsidiary reasonably acceptable to the Administrative Agent, dated the date of such Borrowing, in substantially the form of Exhibit E-3 hereto (subject to the assumptions, qualifications and limitations customary for legal opinions in the jurisdiction for which such opinion is delivered), and addressing such other matters as any Lender through the Administrative Agent may reasonably request.
(h)    Such other documents, opinions and other information as any Lender or Issuing Lender, through the Administrative Agent, may reasonably request.
(i)    The Administrative Agent and the Lenders shall have received, at least five Business Days prior to the making of an initial Advance to a Designated Subsidiary, all documentation and other information about such Designated Subsidiary as shall have been reasonably requested by the Administrative Agent or the Lenders that they have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 3.03. Conditions Precedent to Each Revolving Credit Borrowing or Letter of Credit Issuance. The obligation of each Lender to make an Advance on the occasion of each Borrowing, and the obligation of the Issuing Lenders to issue, amend, extend or renew any Letter of Credit, shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, as applicable, (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by any Borrower of the proceeds of such Revolving Credit Borrowing and each issuance, amendment, extension or renewal of a Letter of Credit shall constitute a representation and warranty by such Borrower that on the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, as applicable, such statements are true):
(i)    the representations and warranties contained in Section 4.01 (except the representations and warranties set forth in subsection (h)(i) thereof and in subsection (l) thereof) (and, if such Revolving Credit Borrowing, issuance, amendment, extension or renewal of a Letter of Credit, as the case may be, shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter, other than the representations and warranties set forth in paragraph 6(i) of such Designation Letter) are correct on and as of such date, before and after giving effect to such Revolving Credit Borrowing, issuance, amendment, extension or renewal of a Letter of Credit, as the case may be, and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and
(ii)    no event has occurred and is continuing, or would result from such Revolving Credit Borrowing, issuance, amendment, extension or renewal of a Letter of Credit, as the case may be, or from the application of the proceeds therefrom, that constitutes a Default;
and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.
SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that PPG, by notice to the Lenders, designates as the proposed Effective Date, specifying such Lender’s objection thereto. The Administrative Agent shall promptly notify the Lenders and PPG in writing of the occurrence of the Effective Date.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Representations and Warranties of PPG. PPG represents and warrants as follows:
(a)    It is a corporation validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite corporate authority to own its properties and to carry on the business in which it is engaged; and it is duly qualified to transact the business in which it is engaged and is in good standing (to the extent such concept is recognized) in those jurisdictions in which the real or personal property owned or leased or the business conducted by it are material to its operations, except where failure to so qualify would not have a Material Adverse Effect.
(b)    It has the corporate power and authority to execute, deliver and perform this Agreement, to make the Borrowings provided for herein, to execute and deliver each of the other Loan Documents to which it is a party and to perform its obligations under each of the other Loan Documents to which it is a party; and all such action has been duly authorized by all necessary corporate proceedings on its part.
(c) The audited consolidated balance sheets and related consolidated statements of income, shareholders’ equity, comprehensive income and cash flows contained in PPG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of PPG and its Consolidated Subsidiaries as of December 31, 2018 and 2017 and the results of operations and cash flows of PPG and its Consolidated Subsidiaries for each of the three fiscal years ending on December 31, 2018, 2017 and 2016. The unaudited consolidated balance sheets and related consolidated statements of income contained in PPG’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, have been prepared in accordance with GAAP applicable to interim unaudited financial statements and, except for changes resulting from audit and normal year-end adjustments and for the absence of footnotes and other information required to be included in audited financial statements prepared in accordance with GAAP, present fairly, in all material respects, the financial position of PPG and its Consolidated Subsidiaries as of June 30, 2019 and the results of operations of PPG and its Consolidated Subsidiaries for the fiscal quarter then ended.
(d)    Neither the execution and delivery of this Agreement or any of the other Loan Documents to which it is a party, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof or thereof, will violate or result in a breach (i) of any of the terms, conditions or provisions of the Restated Articles of Incorporation or bylaws of PPG; or (ii) of any order, writ, injunction or decree of any court or any law or regulation of the Federal government, the State of New York or any state in which the real or personal property owned or leased or the business conducted by PPG or any of its Subsidiaries is material to their respective operations, or any instrumentality of such government; or (iii) of any agreement or instrument to which PPG or any of its Subsidiaries is a party or by which it is bound, the violation or breach of which would have a Material Adverse Effect or would constitute a default thereunder which default would have a Material Adverse Effect; or (iv) of any agreement or instrument to which PPG or any of its Subsidiaries is a party or by which it is bound which would result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property of PPG or any of its Subsidiaries, which lien, charge or encumbrance would have a Material Adverse Effect.
(e)    This Agreement and each of the other Loan Documents to which it is a party have been duly and validly executed and delivered by PPG and constitute legal, valid and binding obligations of PPG enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights.
(f)    Each of PPG and its Subsidiaries has fulfilled its obligations under ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except for such failures or non-compliance as would not have a Material Adverse Effect. No Reportable Event has occurred and is continuing with respect to any Plan, except for such Reportable Events as would not have a Material

Adverse Effect. Neither PPG nor any of its Subsidiaries has incurred any liability to PBGC or under ERISA and the Internal Revenue Code with respect to any Plan, except for premiums not yet due and payable or liabilities as would not have a Material Adverse Effect.
(g)    No authorization, consent, approval, license or other action by, and no registration or filing with, any government agency or instrumentality is necessary in connection with the execution and delivery of this Agreement or the Notes, the consummation of the transactions herein contemplated or the performance of or compliance with the terms and conditions hereof and thereof, except for such authorizations, consents, approvals, licenses or other actions by, and such registrations or filings with, such government agencies or instrumentalities as have been or will be timely made or obtained.
(h)    There is no threatened or, to the knowledge of PPG, pending proceeding by or before any court, government agency or instrumentality or arbitrator against or affecting PPG or any of its Subsidiaries which (i) except for the Disclosed Matters, if adversely decided would have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.
(i)    No part of the Advance or proceeds of any extension of credit hereunder will be utilized for the purpose of enabling PPG to buy or carry any Margin Stock and neither PPG nor any Subsidiary is in the business of extending credit to others for such purpose.
(j)    (i) PPG and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their respective material properties and assets, except for minor defects in title that do not materially interfere with the ability to conduct their respective businesses as currently conducted or to utilize such properties and assets for their intended purposes.
(ii)    PPG and its Subsidiaries have complied with all obligations under all material leases to which each of them is a party and all such leases are in full force and effect, except where failure to so comply would not have a Material Adverse Effect. PPG and its Subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except where the lack of such peaceful and undisturbed possession would not have a Material Adverse Effect.
(iii)    PPG and its Subsidiaries own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their respective properties and to carry on their respective business as presently conducted and as presently planned to be conducted without conflict with the rights of others in any manner that would have a Material Adverse Effect.
(k)    No statement made by PPG in any certificate, report or document furnished by or on behalf of PPG under or in connection with this Agreement or any of the other Loan Documents is false or misleading in any material respect and no such certificate, report or document omits to state a material fact necessary to make the statements contained therein not misleading.
(l)    Since December 31, 2018 there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of PPG and its Subsidiaries taken as a whole.
(m)    PPG has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by PPG except for any taxes or assessments that PPG is contesting in good faith. The charges, accruals and reserves on the books of PPG in respect of taxes or other governmental charges are, in the opinion of PPG, adequate.
(n)    PPG and its Subsidiaries are in compliance in all material respects with all laws and regulations relating to the protection of the environment except where the failure to do so, either singly or in the aggregate, would not have a Material Adverse Effect.
(o)    No Borrower is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
(p)    Other than Liens permitted pursuant to Section 5.02(c) and Liens which would not result in a Material Adverse Effect, no Lien exists over all or any of the present or future revenues or assets of PPG or any of its Subsidiaries.
(q)    Each Borrower (other than PPG) is a Wholly-owned Subsidiary of PPG.
(r)    No financial statement contained in any filing by PPG with the United States Securities and Exchange Commission when filed is false or misleading in any material respect or omits to state a material fact necessary to make the statements contained therein not misleading.
(s)    Each Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Each Borrower, its Subsidiaries and their respective directors and executive officers and, to the knowledge of such Borrower, any other officers, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not engaged in any activity that would constitute or give rise to a violation of applicable Sanctions. None of any Borrower, any Subsidiary or any of their respective directors or executive officers or, to the knowledge of any Borrower, any other officers, employees or any agents acting on behalf of any Borrower or any of its Subsidiaries in any capacity in connection with the credit facility established hereby, is a Sanctioned Person.
(t) As of the Effective Date, to the best knowledge of the Borrower, to the extent that a Beneficial Ownership Certification was provided on or prior to the Effective Date to any Lender in connection with this Agreement, the information included in such Beneficial Ownership Certification is true and correct in all respects.
(u) No Borrower is a Covered Entity or an EEA Financial Institution.
As used in this Section 4.01, “material” shall mean material in the context of the financial condition of PPG and its Consolidated Subsidiaries taken as a whole.
ARTICLE V

COVENANTS OF THE BORROWERS
SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder or any Letter of Credit shall remain outstanding or any LC Disbursements shall remain unreimbursed, the Borrowers will:

(a)    Reports, Financial Statements and Other Information. (i)  File or cause to be filed with the United States Securities and Exchange Commission in compliance with the requirements thereof each Current Report on Form 8-K, Quarterly Report on Form 10-Q and Annual Report on Form 10-K required to be filed by PPG and deliver to the Administrative Agent, within 120 days of the end of each fiscal year of PPG, a certificate of the chief financial officer of PPG as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with the ratio of Total Indebtedness of PPG and its Consolidated Subsidiaries to Total Capitalization as provided in Section 5.02(b) hereof, provided that, to the extent that any Lender is required pursuant to applicable law to obtain directly from the Borrowers any financial statements included in any such report filed with the United States Securities and Exchange Commission, the Borrowers shall promptly provide such financial statements upon reasonable request of such Lender through the Administrative Agent; (ii) concurrently with the delivery of financial statements under clause (i) above, a certificate of a financial officer of PPG (A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (B) setting forth reasonably detailed calculations demonstrating compliance with Section 5.02(b); (iii) promptly furnish to the Administrative Agent for distribution to the Lenders, subject to reasonable confidentiality requirements if appropriate, such information respecting the financial condition and affairs of PPG as the Administrative Agent or any Lender through the Administrative Agent may reasonably require; and (iv) promptly after the commencement thereof, furnish to the Administrative Agent for distribution to the Lenders, subject to reasonable confidentiality requirements if appropriate, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting PPG or any of its Subsidiaries of the type described in Section 4.01(h), provided that the Borrowers shall have no obligation to furnish the notice referred to in this clause (iv) with respect to such actions or proceedings referred to in Section 4.01(h)(i) which are not reasonably likely to be adversely decided.
(b)    Notice of Default. Within five days after any officer of PPG obtains knowledge of any Default or Event of Default, PPG will provide to each Lender a certificate of PPG setting forth the details thereof and the action which PPG is taking or proposes to take with respect thereto.
(c)    Maintenance of Properties. Maintain and keep, and shall cause its Subsidiaries to maintain and keep, their respective properties in such repair, working order and condition, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto, as in the judgment of PPG are necessary and in the interests of PPG or such Subsidiary; provided, however, subject to Section 5.02(d), that nothing in this Section 5.01(c) shall prevent PPG (or any Subsidiary thereof) from selling, abandoning or otherwise disposing of any of its respective businesses from time to time if, in the judgment of PPG or such Subsidiary, such sale, abandonment, disposition or discontinuance is advisable.
(d)    Existence; Business and Properties. Do or cause to be done, except in the case of any of its Subsidiaries where the failure to do so would not have a Material Adverse Effect, all things necessary to preserve, renew and keep in full force and effect its legal existence in its jurisdiction of incorporation, and do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business as its board of directors shall determine in its judgment.

(e)    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with applicable tax laws, ERISA and environmental laws.
(f)    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which PPG or such Subsidiary operates; provided, however, that PPG and its Subsidiaries may self-insure to the extent consistent with prudent business practice as reasonably determined by PPG and such Subsidiary.
(g)    Anti-Corruption Laws and Sanctions. Each Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(h)    Beneficial Ownership Certification. To the extent that any Borrower has provided a Beneficial Ownership Certification to any Lender pursuant to this Agreement, if at any time the information included in such Beneficial Ownership Certification is not true and correct in all respects (due to a change in the beneficial ownership of such Borrower or otherwise) such Borrower shall promptly notify the Administrative Agent and shall promptly provide an updated Beneficial Ownership Certification to the Administrative Agent.
SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder or any Letter of Credit shall remain outstanding or any LC Disbursement shall remain unreimbursed, PPG will not, and will not permit any of its Restricted Subsidiaries (or (i) in the case of clause (b) below, its Consolidated Subsidiaries and (ii) in the case of clauses (f) and (g) below, its Subsidiaries) to:
(a)    Sale of Assets, Consolidation, Merger, etc. (i) Sell, transfer or lease all or substantially all of the assets, business or property of (A) PPG or (B) PPG and its Restricted Subsidiaries on a consolidated basis; or (ii) enter into any merger or consolidation, unless PPG or such Restricted Subsidiary shall be the surviving corporation.
(b)    Financial Undertaking. Permit the ratio of Total Indebtedness to Total Capitalization to exceed 60% at any time; provided that for any fiscal quarter in which PPG or any of its subsidiaries has made an acquisition for consideration in excess of $1,000,000,000 and for the five fiscal quarters thereafter, permit the ratio of Total Indebtedness to Total Capitalization to exceed 65% at any time.
(c)    Secured Debt. Issue, assume, guarantee, create or incur any Secured Debt without effectively providing that the Advances (together with, if PPG shall so determine, any other Indebtedness of PPG or such Restricted Subsidiary then existing or thereafter created ranking equally with the Advances, including Guarantees of Indebtedness of others) shall be secured equally and ratably with (or prior to) such Secured Debt so long as such Secured Debt shall be so secured, except that this Section 5.02(c) shall not apply to Secured Debt secured by:
(i)    mortgages on property of any corporation existing at the time such corporation becomes a Subsidiary;

(ii)    mortgages on property existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of or within 90 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof;
(iii)    mortgages on particular property to secure Indebtedness incurred in financing all or any part of the cost of exploration or development of such property, or to secure all or any part of the cost of improvements to such property which is, in the opinion of the board of directors of PPG, substantially unimproved, or to secure any Indebtedness incurred to provide funds for such purpose;
(iv)    mortgages on property in favor of the United States of America or any State thereof, or any other country, or any political subdivision of any of the foregoing, to secure payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;
(v)    mortgages which secure Indebtedness owing to PPG or a Wholly-owned Restricted Subsidiary by a Subsidiary of PPG; and
(vi)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (i) to (v), inclusive, or of any Indebtedness secured thereby; provided that such extension, renewal or replacement mortgage shall be limited to all or any part of the same property that secured the mortgage extended, renewed or replaced (plus improvements on such property).
As used in clauses (i) through (vi) above, the terms “mortgage” or “mortgages” shall include pledges, liens, and security interests.
Notwithstanding the foregoing provisions of this Section 5.02(c), PPG and any one or more Restricted Subsidiaries may, without equally and ratably securing the Advances, issue, assume, guarantee, create or incur Secured Debt which would otherwise be subject to the foregoing restrictions if, after giving effect to the Secured Debt to be issued, assumed, guaranteed, created or incurred, the sum of (a) the aggregate amount of all such Secured Debt of PPG and its Restricted Subsidiaries (not including Secured Debt permitted under clauses (i) through (vi) above) and (b) the aggregate value of the Sale and Leaseback Transactions (as defined in Section 5.02(d)) in existence at such time (except Sale and Leaseback Transactions the proceeds of which have been applied in accordance with Section 5.02(d)(i)(B)) does not exceed 5% of the Shareholders’ Interest.
(d)    Limitation on Sales and Leasebacks and Transfers of Assets to Unrestricted Subsidiaries.
(i)    Enter into any arrangement with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing to PPG or such Restricted Subsidiary of any real property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such real property by the lessee will be discontinued) which has been or is to be sold or transferred by PPG or such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property (herein referred to as a “Sale and Leaseback Transaction”) unless either:
(A)    PPG or such Restricted Subsidiary could create Secured Debt secured by a mortgage, in accordance with Section 5.02(c), on the real property to be leased, in an amount equal to the value (as hereinafter defined) of such Sale and Leaseback Transaction, without equally and ratably securing the Advances, or
(B)    PPG applies (and in any case PPG covenants that it will apply) within 120 days after the Sale and Leaseback Transaction, regardless of whether such Sale and Leaseback Transaction may have been made by PPG or by a Restricted Subsidiary, an amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such Sale and Leaseback Transaction and (ii) the fair value of the real property so leased at the time of entering into such Sale and Leaseback Transaction (as determined by the board of directors of PPG) to the retirement of Funded Debt of PPG; provided that the amount to be applied to the retirement of Funded Debt of PPG shall be reduced by
(1)    the principal amount of any Advances outstanding on the date of the Sale and Leaseback Transaction repaid by PPG within 120 days after such Sale and Leaseback Transaction (provided that PPG gives notice pursuant to Section 2.04 of the termination of an aggregate amount of the Commitment of the Lenders equal to the Advances so repaid), and
(2)    the principal amount of Funded Debt, other than Advances, voluntarily retired by PPG within 120 days after such sale;
provided that no repayment or retirement referred to in this clause (B) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.
For purposes of this Section 5.02(d) and Section 5.02(c), the term “value” shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such Sale and Leaseback Transaction and (ii) the fair value of the real property so leased at the time of entering into such Sale and Leaseback Transaction (as determined by the board of directors of PPG), divided first by the number of full years in the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.
(ii)    Transfer any assets which, in the reasonable opinion of the board of directors of PPG, constitute a major manufacturing or research property, plant or facility of PPG and its Restricted Subsidiaries, taken as a whole, to any Unrestricted Subsidiary.
(e)    Margin Stock. Purchase or hold any Margin Stock if more than 25% of the value of its assets (as defined in said Regulation U) is or would be represented by Margin Stock.

(f)    Accounting Changes. Make or permit any change in accounting policies or reporting practices, except as required or permitted by United States or applicable foreign generally accepted accounting principles or by the United States Securities and Exchange Commission or the Public Company Accounting Oversight Board or any similar foreign governmental agency or instrumentality.
(g)    Change in Nature of Business. Change the primary nature of its business from the business conducted by them as of the Effective Date and other activities reasonably incidental thereto.
(h)     Anti-Corruption and Sanctions Laws. No Borrower will request any Advance or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance or Letter of Credit, directly or indirectly, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (C) in any other manner that would constitute or give rise to a violation of any Sanctions by any party hereto.
ARTICLE VI

EVENTS OF DEFAULT
SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    (i) PPG shall default (whether as direct obligor or guarantor) in the payment of principal of any Advance or any reimbursement obligation in respect of any LC Disbursement when due; or (ii) PPG shall default (whether as direct obligor or guarantor) in the payment of any interest, fee or any other amount payable under this Agreement or under any other Loan Document and, in the case of this clause (ii), such default shall have continued for a period of five (5) Business Days thereafter;
(b)    PPG shall default (whether as direct obligor or guarantor) (i) in any payment of principal of or interest on any other obligation for borrowed money in excess of $50,000,000 in unpaid principal amount beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any agreement under which any such other obligation for borrowed money in excess of $50,000,000 is created and shall not have cured such default within any period of grace provided by such agreement, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee or agent on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity;
(c)    Any representation or warranty made herein or pursuant hereto by PPG, or any certificate furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;
(d)    PPG shall default in the performance of any covenant contained in Section 5.01(b) or Section 5.02 hereof;

(e)    PPG or any other Borrower shall default in the performance of any other covenant, term, condition or provision of this Agreement or any other Loan Document and such default shall not be remedied for a period of thirty (30) days after written notice thereof to PPG from the Administrative Agent at the request of any Lender or Issuing Lender;
(f)    A final judgment or order for the payment of money in excess of $50,000,000 shall be rendered by a court of record against PPG and such judgment or order shall not be appealable and shall continue unsatisfied and unstayed for a period of thirty (30) days;
(g)    Any of the following shall have occurred: (i) any person or group of persons shall have acquired beneficial ownership of a majority in interest of the outstanding Voting Stock of PPG (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) unless such acquisition of beneficial ownership is approved by a majority of the Incumbent Board (as such term is defined in clause (ii) of this paragraph (g)), or (ii) individuals who, as of the date of this Agreement were directors of PPG, together with any replacement or additional directors whose election was recommended by or who were elected by a majority of directors then in office (such directors together herein called the “Incumbent Board”), cease to constitute a majority of the board of directors of PPG or (iii) PPG shall cease to own, directly or indirectly, 100% of the Voting Stock of any other Borrower;
(h)    A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding;
(i)    PPG shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of PPG or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or
(j)    PPG shall fail to meet its minimum funding requirements under ERISA with respect to any Plan or if any Plan shall be terminated by act of the PBGC or a trustee shall be appointed for any Plan, except when such failure is of an amount which is not material to the financial condition of PPG or such termination or appointment would not result in the imposition on PPG of material liability, or when such failure is the result of contesting such minimum funding requirements in good faith and PPG has established on its books any reserve which is required by GAAP with respect thereto;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.
ARTICLE VII

GUARANTY
SECTION 7.01. Guaranty. PPG hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement and each of the other Loan Documents to which such Borrower is a party (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, PPG’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower to the Administrative Agent or any Lender or Issuing Lender under or in respect of this Agreement and each of the other Loan Documents to which such other Borrower is a party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Borrower. The obligations of PPG under this Section 7.01 constitute a guaranty of payments and not of collection.
SECTION 7.02. Guaranty Absolute. PPG guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the applicable Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender or Issuing Lender with respect thereto. The obligations of PPG under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement and the applicable Loan Documents, and a separate action or actions may be brought and prosecuted against PPG to enforce this Guaranty, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. The liability of PPG under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and PPG hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of this Agreement, any Loan Document or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement or any of the other Loan Documents, or any other amendment or waiver of or any consent to departure from this Agreement or any of the other Loan Documents, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;
(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
(d)    any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement or any of the other Loan Documents or any other assets of any Borrower or any of its Subsidiaries;
(e)    any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;
(f)    any failure of the Administrative Agent or any Lender or Issuing Lender to disclose to any Borrower any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower now or hereafter known to the Administrative Agent or such Lender or Issuing Lender (PPG waiving any duty on the part of the Administrative Agent, the Lenders and the Issuing Lenders to disclose such information);
(g)    the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations;
(h)    the enactment of any exchange controls in the jurisdiction of any Designated Subsidiary or any Governmental Authority thereof, or the occurrence of any adverse political or economic development in the jurisdiction of any Designated Subsidiary; or
(i)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender or Issuing Lender that might otherwise constitute a defense available to, or a discharge of, any Borrower or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender or Issuing Lender or any other Person upon the insolvency, bankruptcy or reorganization of any other Borrower or otherwise, all as though such payment had not been made.
SECTION 7.03. Waivers and Acknowledgments. (a) PPG hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender or any Issuing Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.
(b)    PPG hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)    PPG hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender or any Issuing Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of PPG or other rights of PPG to proceed against any of the other Borrowers, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of PPG hereunder.
(d)    PPG hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender or any Issuing Lender to disclose to PPG any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower or any of its Subsidiaries now or hereafter known by the Administrative Agent or such Lender or such Issuing Lender.
(e)    PPG hereby unconditionally and irrevocably waives any defense arising by reason of any law, regulation, decree or order of any jurisdiction, or any other event, affecting any of the Guaranteed Obligations or any Credit Party’s rights with respect thereto, including (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of a non-Dollar currency for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such jurisdiction or any Governmental Authority that directly or indirectly deprives any Borrower of any assets or their use or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement).
(f)    PPG acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.
SECTION 7.04. Subrogation. PPG hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of PPG’s obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender or any Issuing Lender against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to PPG in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Administrative

Agent, the Issuing Lenders and the Lenders, shall be segregated from other property and funds of PPG and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) PPG shall make payment to the Administrative Agent or any Lender or any Issuing Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent, the Issuing Lenders and the Lenders will, at PPG’s request and expense, execute and deliver to PPG appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to PPG of an interest in the Guaranteed Obligations resulting from such payment made by PPG pursuant to this Guaranty.
SECTION 7.05. Subordination. PPG hereby subordinates any and all debts, liabilities and other obligations owed to PPG by each other Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.05:
(a)    Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Borrower), PPG may receive regularly scheduled payments from any other Borrower on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Borrower), however, unless the Required Lenders otherwise agree, PPG shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
(b)    Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Borrower, PPG agrees that the Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before PPG receives payment of any Subordinated Obligations.
(c)    Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Borrower), PPG shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Administrative Agent, the Issuing Lenders and the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of PPG under the other provisions of this Guaranty.
(d)    Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Borrower), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of PPG, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require PPG (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).
SECTION 7.06. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon PPG, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent, the Issuing Lenders and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Administrative Agent, any Issuing Lender or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent, such Issuing Lender or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
SECTION 8.01. Authorization and Action. Each of the Lenders and Issuing Lenders hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and under the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and in the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, the other Loan Documents or applicable law. The Administrative Agent agrees to give to each Lender and Issuing Lender prompt notice of each notice given to it by PPG or any other Borrower pursuant to the terms of this Agreement or the other Loan Documents.
SECTION 8.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the Lender that made any Advance as the holder of the Indebtedness resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender or Issuing Lender and shall not be responsible to any Lender or Issuing Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any of the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of any Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender or Issuing Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or telegram) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 8.03. JPMCB and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, JPMCB shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include JPMCB in its individual capacity. JPMCB and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, PPG, any of its Subsidiaries and any Person who may do business with or own securities of PPG or any such Subsidiary, all as if JPMCB were not the Administrative Agent and without any duty to account therefor to the Lenders. The Administrative Agent shall have no duty to disclose information obtained or received by it or any of its affiliates relating to PPG or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Administrative Agent.
SECTION 8.04. Lender Credit Decision. Each of the Lenders and Issuing Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Lender and based on the financial statements referred to in Section 4.01(c) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and Issuing Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
SECTION 8.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Revolving Credit Advances then owed to each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement (collectively, the “Indemnified Costs”), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Administrative Agent’s fraudulent acts or omissions, gross negligence or willful misconduct, and provided, further, that the obligations of each Lender that shall cease to be a party to this Agreement in accordance with Section 9.07 shall terminate on the date of the applicable assignment except to the extent any claim hereunder relates to an event arising prior to such assignment. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise)

of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.
SECTION 8.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders by giving written notice thereof to the Administrative Agent and the Borrowers. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the existing Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent, which shall be a financial institution organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and, if the Person then serving as Administrative Agent is a Defaulting Lender, unless and until a successor Administrative Agent shall have been so appointed and accepted such appointment, such resignation shall nevertheless be effective and, until a successor Administrative Agent is appointed by the Required Lenders, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
SECTION 8.07. Other Agents. Each of the Lenders and Issuing Lenders hereby acknowledges that neither the co-syndication agents nor any of the co-lead arrangers and co-bookrunners has any liability hereunder other than in its capacity as a Lender.
SECTION 8.08. Certain ERISA Matters. (a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Administrative Agent, or any Arranger, any co-syndication Agent, any co-documentation agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Administrative Agent, and each Arranger, co-syndication agent and co-documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX

MISCELLANEOUS
SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (except as otherwise provided in Section 2.04(c)), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby in addition to the Required Lenders, do any of the following: (a) increase the Commitments of the Lenders, (b) reduce the principal of, or interest on, the Revolving Credit Advances or LC Disbursements or any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or LC Disbursements or any fees or other amounts payable hereunder, (d) extend the termination date of any Commitment or (e) change the Pro Rata Share of any Lender; (ii) no amendment, waiver or consent shall, unless in writing and signed by each Lender, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) change the definition of “Required Lenders” or change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (c) reduce or limit the obligations of PPG under Section 7.01 or release PPG or otherwise limit PPG’s liability with respect to the obligations owing to the Administrative Agent and the Lenders, (d) amend this Section 9.01 or (e) amend or modify any provision of any Loan Document having the effect of modifying the pro rata treatment of the Lenders thereunder; (iii) [reserved]; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Issuing Lender in addition to the Lenders required above to take such action, amend Section 2.18; and (v) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note. It is acknowledged and agreed that the exercise by PPG of its rights under Section 2.04(b) shall not be deemed to require any amendment, waiver or consent under this Section 9.01.
SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered, (i) if to any Borrower, at the address of PPG at One PPG Place, Pittsburgh, Pennsylvania 15272, telecopy number 412-434-4416, Attention: Treasurer, with a copy to PPG at One PPG Place, Pittsburgh, Pennsylvania 15272, telecopy number 412-434-2490, Attention: Senior Vice President and General Counsel; (ii) if to any Lender, at its at its address (or telecopy number) set forth in its Administrative Questionnaire; (iii) if to any Issuing Lender, at its address (or telecopy number) set forth in its Administrative Questionnaire; (iv) [reserved] and (v) if to the Administrative Agent, at its address at 500 Stanton Christiana Road, Ops Building 2, 3rd Floor, Newark, Delaware 19713-2107, telecopy number 302-634-1417, Attention: Gregory Rostick with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue 24th Floor, New York, New York 10017, telecopy number 212-270-5100, Attention: James Shender; or, as to the Borrowers or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telecopied or telegraphed, be effective when deposited in the mails, telecopied, or delivered to the telegraph company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or PPG may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Notwithstanding anything to the contrary contained in this Agreement or any Note, (i) any notice to the Borrowers or to any one of them required under this Agreement or any such Note that is delivered to PPG shall constitute effective notice to the Borrowers or to any such Borrower, including PPG and (ii) any Notice of Borrowing or any notice of Conversion delivered pursuant to the terms of this Agreement may be delivered by any Borrower or by PPG, on behalf of any other Borrower. Each Borrower (other than PPG) hereby irrevocably appoints PPG as its authorized agent to receive and deliver notices in accordance with this Section 9.02, and hereby irrevocably agrees that (A) in the case of clause (i) of the immediately preceding sentence, the failure of PPG to give any notice referred to therein to any such Borrower to which such notice applies shall not impair or affect the validity of such notice with respect thereto and (B) in the case of clause (ii) of the immediately preceding sentence, the delivery of any such notice by PPG, on behalf of any other Borrower, shall be binding on such other Borrower to the same extent as if such notice had been executed and delivered directly by such Borrower.
SECTION 9.03. No Waiver; Remedies. No failure on the part of any Borrower, any Lender, any Issuing Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 9.04. Costs and Expenses. (a) PPG agrees to pay all reasonable and customary out-of-pocket costs and expenses of the Administrative Agent (within 10 days of receipt of a written itemized statement, together with supporting documentation, identifying in reasonable detail the amounts of such costs and expenses) incurred in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents and the other documents to be delivered hereunder or thereunder, including, without limitation, all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto. PPG further agrees to pay all reasonable and documented out-of-pocket costs and expenses, if any, of the Administrative Agent, the Issuing Lenders and the Lenders incurred in connection with the enforcement of this Agreement, any of the other Loan Documents and the other documents to be delivered hereunder or thereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent, each Issuing Lender and each Lender in connection with the enforcement of rights under this Section 9.04(a).
(b)    The Borrowers agree to indemnify and hold harmless the Administrative Agent, each Issuing Lender and each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) this Agreement, any of the other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or the LC Disbursements or (ii) the actual or alleged presence of hazardous materials on any property of PPG or any of its Subsidiaries or any environmental action relating in any way to PPG or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s fraudulent acts or omissions, gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, equity holders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to this Agreement, any of the other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or the LC Disbursements. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damage is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s fraudulent acts or omissions, gross negligence or willful misconduct.
(c)    If (x) any payment or prepayment of principal of, or Conversion of, any Term Benchmark Advance or RFR Advance is made by any Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance (or, in the case of an RFR Advance, the Interest Payment Date for such Advance), as a result of a payment, prepayment or Conversion pursuant to Section 2.07, 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or (ii) as a result of a payment, prepayment or Conversion pursuant to Section 2.07, 2.09 or 2.11, (y) any assignment of any Term Benchmark Advance or RFR Advance of any Borrower is made by any Lender other than on the last day of the Interest Period for such Advance (or, in the case of an RFR Advance, the Interest Payment Date for such Advance) as a result of a demand by PPG pursuant to Section 9.07(a) or (z) any Borrower fails for any reason (including without limitation because applicable conditions precedent have not been satisfied) to borrow any Term Benchmark Advance or RFR Advance, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, prepayment, Conversion, assignment or failure to borrow, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. If the amount of Euro purchased by any Lender in the case of a Conversion or exchange of Advances in the case of Section 2.07 or 2.11 exceeds the sum required to satisfy such Lender’s liability in respect of such Advances, such Lender agrees to remit to PPG such excess. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 9.04(c) delivered to such Borrower shall be conclusive absent demonstrable error.

(d)    Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.10, 2.13 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.
SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) either (x) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01 or (y) the automatic acceleration of the Advances pursuant to Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower and the Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.
SECTION 9.06. Binding Effect. This Agreement shall become effective upon satisfaction of the conditions precedent set forth in Section 3.01 and after it shall have been executed by PPG and the Administrative Agent and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that no Borrower (including PPG as guarantor under Article VII) shall have the right to assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Issuing Lenders, the Administrative Agent and the Lenders, provided that any Borrower other than PPG may assign its rights or obligations to PPG or any other Borrower without such prior written consent.
SECTION 9.07. Assignments and Participations. (a) Each Lender may and, if demanded by PPG will (following (x) a demand by such Lender pursuant to Section 2.10 or 2.13 or (y) a failure by such Lender to sign, within three Business Days after the date originally scheduled for delivery of such signature if the Required Lenders have delivered such signature on or prior to such scheduled date, any proposed amendment, waiver or consent to this Agreement or the Notes requiring, pursuant to Section 9.01, the signature of all Lenders), upon at least five Business Days’ notice to such Lender and the Administrative Agent, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was an Affiliate of a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 unless otherwise agreed by the Administrative Agent and, so long as no Default has occurred and is continuing, PPG, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by PPG pursuant to this Section 9.07(a) shall (x) be an assignment of all of such Lender’s rights and obligations under this Agreement (including, without limitation, all of such Lender’s Commitment, the Revolving Credit Advances owing to it and the Note or

Notes held by it) and (y) be arranged by PPG after receipt of the written consent of the Administrative Agent (and if a Commitment is being assigned, each Issuing Lender), which consent shall not be unreasonably withheld or delayed, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by PPG pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment, (unless the assignee is already a Lender hereunder) an Administrative Questionnaire for the assignee and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by PPG, such recordation fee shall be payable by PPG except that no such recordation fee shall be payable in the case of an assignment made at the request of PPG to an Eligible Assignee that is an existing Lender, and (vii) any Lender may, without the approval of PPG, assign all or a portion of its rights to any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.10, 2.13 and 9.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (other than its obligations under Section 8.05 to the extent any claim thereunder relates to an event arising prior to such assignment) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(b)    By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.
(c)    Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.
(d)    The Administrative Agent, acting solely for this purpose as an agent of PPG, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest on) of the Advances and LC Disbursements owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, any Issuing Lender or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Each Lender may sell participations to one or more banks or other entities (other than PPG or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, (iv) the Borrowers, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any of the other Loan Documents, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or thereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrowers agree that each participant shall be entitled to the benefits of Sections 2.10, 2.13 and 9.04(c) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.07(a); provided that such participant (A) agrees to be subject to the provisions of Section 9.07(a) as if it were an assignee under Section 9.07(a); and (B) shall not be entitled to receive any greater payment under Section 2.10 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such participant agrees to be subject to Section 2.14 as though it were a Lender.
(f)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to PPG furnished to such Lender by or on behalf of PPG; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to PPG received by it from such Lender.
(g)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or to any other central bank; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), upon the identification as such in writing from time to time by such Granting Lender to the Administrative Agent and PPG and upon the prior written consent of PPG in its sole and absolute discretion, the option to provide to any Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent and as if such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with such Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.07, any SPC may (i) with notice to, but without the prior written consent of, PPG and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Lender or to any financial institutions (consented to by PPG and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.07(h) may not be amended without the written consent of the SPC.
SECTION 9.08. Confidentiality. None of the Administrative Agent, any Issuing Lender or any Lender shall disclose any Confidential Information to any other Person without the consent of PPG, other than (a) to the Administrative Agent’s, such Issuing Lender’s or such Lender’s Affiliates and to their and their Affiliates’ officers, directors, employees, agents and advisors; (b) as contemplated by Section 9.07(f), to actual or prospective assignees and participants, or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrowers and their obligations (provided, such assignees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.08 or other provisions at least as restrictive as this Section 9.08) in each case only on a confidential need-to-know basis; (c) as required by any law, rule or regulation or judicial process; (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or financial institutions (including any self-regulatory authority); (e) to any other party hereto; (f) in connection with any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder; (g) with the consent of PPG; (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 9.08, (ii) is available to the Administrative Agent, any Issuing Lender or any Lender on a non-confidential basis prior to disclosure by a Borrower or any of its Subsidiaries or (iii) becomes available to the Administrative Agent, any Issuing Lender, any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than a Borrower; and (i) on a confidential basis to (x) any rating agency in connection with rating a Borrower or its Subsidiaries or the Advances, (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Advances or (z) data service providers, including league table providers, that serve the lending industry.
SECTION 9.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.11. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at its principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(b)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Euro into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Euro with Dollars at its principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(c)    The obligation of each Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business

Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.
SECTION 9.12. Jurisdiction, Etc. (a) (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, City of New York, and any appellate court from any thereof, in any action or proceeding to which PPG or any other Borrower organized under the laws of the United States or any State thereof is a party and (ii) each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, City of New York, and any appellate court from any thereof, in any action or proceeding to which any Borrower not organized under the laws of the United States or any State thereof is a party, in each of the cases referred to in the preceding clauses (i) and (ii) in any case arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrowers hereby consent to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02. Each Designated Subsidiary hereby further agrees that service of process in any such action or proceeding brought in any such New York state court or in any such federal court may be made upon PPG at its address referred to in Section 9.02, and each Designated Subsidiary hereby irrevocably appoints PPG as its authorized agent to accept such service of process, and hereby irrevocably agrees that the failure of PPG to give any notice of any such service to such Designated Subsidiary shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
(b)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
SECTION 9.13. Substitution of Currency. If a change with respect to Euro occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multinational authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with PPG) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change with respect to Euro had occurred.
SECTION 9.14. Designated Subsidiaries. (a) Designation. PPG may at any time and from time to time, and, if after the Effective Date, upon not less than 15 Business Days’ prior notice, by delivery to the Administrative Agent and each Lender of a Designation Letter, duly executed by PPG and a Wholly-owned Restricted Subsidiary and in substantially the form of Exhibit D hereto, designate such Subsidiary as a “Designated Subsidiary” for all purposes of this Agreement, and, upon fulfillment of the applicable conditions set forth in Article III and after such Designation Letter is accepted by the Administrative Agent, such Subsidiary shall thereupon become a Designated Subsidiary for all purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Administrative Agent shall promptly notify each Lender of each such designation by PPG and the identity of each such Designated Subsidiary. Following the giving of any notice pursuant to this Section 9.14(a), if the designation of such Designated Subsidiary obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, PPG shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.
If PPG shall designate as a Designated Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, at its option, with notice to the Administrative Agent and PPG, make any Advance available to such Designated Subsidiary by causing any foreign or domestic branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of such Designated Subsidiary to repay such Advance in accordance with the terms of this Agreement.
As soon as practicable after receiving notice from PPG or the Administrative Agent of PPG’s intent to designate a Subsidiary as a Designated Subsidiary and in any event at least 10 Business Days prior to the delivery of an executed Designation Letter to the Administrative Agent pursuant to this Section 9.14(a), for a Designated Subsidiary (other than a Pre-Approved Designated Subsidiary) that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally, or will be subject to increased costs, including taxes, if required to, lend to, establish credit for the account of and/or do any business whatsoever with such Designated Subsidiary directly or through an Affiliate of such Lender as provided in the immediately preceding paragraph or has internal policies that preclude any such lending, establishing credit and/or doing business with respect to such Designated Subsidiary because of its jurisdiction of organization (a “Protesting Lender”) shall so notify PPG and the Administrative Agent in writing.  With respect to each Protesting Lender, PPG shall, effective on or before the date that such Designated Subsidiary shall have the right to borrow hereunder, either (i) notify the Administrative Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Advances and/or Letter of Credit reimbursement obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or PPG or the relevant Designated Subsidiary (in the case of all other amounts), or (ii) cancel its request to designate such Subsidiary as a “Designated Subsidiary” hereunder.
(b)    Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations of any Designated Subsidiary under this Agreement and the other Loan Documents to which it is a party, then, so long as at such time such Designated Subsidiary has not submitted a Notice of Revolving Credit Borrowing or a notice of issuance, amendment, extension or renewal of a Letter of Credit, such Designated Subsidiary’s status as a Borrower and as a Designated Subsidiary shall terminate upon notice to such effect from the Administrative Agent to the Issuing Lenders and the Lenders (which notice the Administrative Agent shall promptly deliver to the Issuing Lenders and the Lenders following its receipt of such a request from PPG). Thereafter, the Issuing Lenders and the Lenders shall be under no further obligation to make any Advances or other extensions of credit to such Designated Subsidiary.
SECTION 9.15. Waiver of Jury Trial. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT, THE ISSUING LENDERS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, ANY ISSUING LENDER OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
SECTION 9.16. USA PATRIOT ACT. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title iii of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with said Act and the Beneficial Ownership Regulation.
SECTION 9.17. No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of each of the Borrowers, their stockholders and/or their Affiliates.  Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Borrower, its stockholders or its Affiliates, on the other.  Each of the Borrowers acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and each Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its stockholders or its Affiliates on other matters) or any other obligation to any Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person.  Each Borrower acknowledges and agrees that such Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with such transaction or the process leading thereto.
SECTION 9.18. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
SECTION 9.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 9.20. Effect of Amendment and Restatement. This Agreement shall amend and restate the Existing Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Existing Credit Agreement and on the Effective Date, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed and governed by this Agreement. Following the Effective Date, the Revolving Credit Advances and Commitments under and as defined in the Existing Credit Agreement shall no longer be in effect and thereafter only Revolving Credit Advances and Commitments under this Agreement shall be outstanding until otherwise terminated in accordance with the terms hereof.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
PPG INDUSTRIES, INC.
By _________________________
Name:
Title:
U.S. Federal Tax Identification No. for PPG:
25-0730780
Address for PPG:
One PPG Place
Pittsburgh, Pennsylvania 15272
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By _________________________
Name:
Title:

LENDERS

        JPMORGAN CHASE BANK, N.A.,
individually and as an Issuing Lender
By _________________________
Name:
Title:

        PNC BANK, NATIONAL ASSOCIATION,
individually and as an Issuing Lender
By _________________________
Name:
Title:

        MUFG BANK, LTD.,
individually and as an Issuing Lender
By _________________________
Name:
Title:
By _________________________
Name:
Title:

        BNP PARIBAS,
individually and as an Issuing Lender

By _________________________
Name:
Title:
By _________________________
Name:
Title:

        CITIBANK, N.A.,
individually and as an Issuing Lender
By _________________________
Name:
Title:

[●], as Lender

By _________________________
Name:
Title: